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                                                                   Exhibit: 2.1

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                                    AGREEMENT

                                      Among

                     SANTOS AMERICAS AND EUROPE CORPORATION,

                             ECM ACQUISITION COMPANY

                                       and

                            ESENJAY EXPLORATION, INC.

                           Dated as of March 17, 2002

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                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----
ARTICLE ONE THE OFFER.............................................................1
  Section 1.01.   The Offer.......................................................1
  Section 1.02.   Company Actions.................................................3

ARTICLE TWO THE MERGER............................................................5
  Section 2.01.   Certificate of Merger...........................................5
  Section 2.02.   The Effective Time..............................................5
  Section 2.03.   Effects of the Merger...........................................5
  Section 2.04.   Closing.........................................................6

ARTICLE THREE EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                  CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES..............6
  Section 3.01.   Effect on Capital Stock.........................................6
  Section 3.02.   Derivative Securities and Derivative Securities Plans...........7
  Section 3.03.   Exchange of Certificates........................................7

ARTICLE FOUR REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................8
  Section 4.01.   Organization; Power.............................................8
  Section 4.02.   Capitalization..................................................8
  Section 4.03.   Authority; Enforceability.......................................9
  Section 4.04.   Consents and Approvals; No Violations..........................10
  Section 4.05.   SEC Reports and Financial Statements...........................10
  Section 4.06.   Absence of Certain Changes or Events...........................11
  Section 4.07.   No Undisclosed Liabilities.....................................12
  Section 4.08.   Information Supplied...........................................12
  Section 4.09.   Benefit Plans..................................................13
  Section 4.10.   Other Compensation Arrangements and Employee Matters...........15
  Section 4.11.   Litigation.....................................................17
  Section 4.12.   Compliance With Governmental Requirements......................17
  Section 4.13.   Reserve Information............................................17
  Section 4.14.   Tax Matters....................................................17
  Section 4.15.   State Takeover Statutes........................................19
  Section 4.16.   Brokers; Fees and Expenses.....................................19
  Section 4.17.   Opinion of the Company Financial Advisor.......................19
  Section 4.18.   Intellectual Property..........................................19
  Section 4.19.   Environmental Matters..........................................20
  Section 4.20.   Stockholders Agreement.........................................21
  Section 4.21.   Option Agreement...............................................21

ARTICLE FIVE REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB....................21
  Section 5.01.   Organization; Power............................................21
  Section 5.02.   Authority; Enforceability......................................21

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
  Section 5.03.   Consents and Approvals; No Violations..........................22
  Section 5.04.   Information Supplied...........................................22
  Section 5.05.   Interim Operations of Sub......................................23
  Section 5.06.   Brokers; Fees and Expenses.....................................23
  Section 5.07.   Financing......................................................23

ARTICLE SIX COVENANTS............................................................23
  Section 6.01.   Covenants of the Company.......................................23
  Section 6.02.   No Solicitation................................................26
  Section 6.03.   Other Actions..................................................28

ARTICLE SEVEN ADDITIONAL AGREEMENTS..............................................28
  Section 7.01.   Effecting the Merger; Stockholder Approval.....................28
  Section 7.02.   Access to Information..........................................29
  Section 7.03.   Reasonable Efforts.............................................29
  Section 7.04.   Benefits.......................................................30
  Section 7.05.   Directors......................................................30
  Section 7.06.   Fees and Expenses..............................................30
  Section 7.07.   Indemnification; Insurance.....................................31
  Section 7.08.   Antitakeover Measures..........................................32
  Section 7.09.   Certain Litigation.............................................32
  Section 7.10.   Credit Agreement...............................................32

ARTICLE EIGHT CONDITIONS.........................................................32
  Section 8.01.   Conditions to Each Party's Obligation To Effect the Merger.....32

ARTICLE NINE TERMINATION AND AMENDMENT...........................................33
  Section 9.01.   Termination....................................................33
  Section 9.02.   Effect of Termination..........................................35
  Section 9.03.   Amendment......................................................35
  Section 9.04.   Extension; Waiver..............................................36
  Section 9.05.   Independent Director Approval..................................36

ARTICLE TEN MISCELLANEOUS........................................................36
  Section 10.01.  Nonsurvival of Representations and Warranties..................36
  Section 10.02.  Notices........................................................37
  Section 10.03.  Definitions and Interpretation.................................38
  Section 10.04.  Counterparts...................................................39
  Section 10.05.  Entire Agreement; Third Party Beneficiaries....................39
  Section 10.06.  Publicity......................................................39
  Section 10.07.  Assignment.....................................................39
  SECTION 10.08.  GOVERNING LAW..................................................40
  Section 10.09.  Exercise of Rights and Remedies................................40
  Section 10.10.  Reformation and Severability...................................40
  Section 10.11.  Remedies Cumulative............................................40
  Section 10.12.  Enforcement....................................................40

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Schedule 2.03 - Effects of the Merger - Officers

Schedule 3.02 - Derivative Securities and Derivative Securities Plans

Schedule 4.01 - List of Subsidiaries

Schedule 7.04 - Benefits

Schedule 7.06 - Fees and Expenses

Exhibit A - Stockholders Agreement

Exhibit B - Option Agreement

Exhibit C - Definitions

Exhibit D - Offer Conditions

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          Santos Americas and Europe Corporation ("Parent"), ECM Acquisition
Company ("Sub"), a wholly owned subsidiary of Parent, and Esenjay Exploration, Inc. (the "Company"), each of which is a Delaware corporation, hereby enter into this Agreement dated as of March 17, 2002.

                              PRELIMINARY STATEMENT

          On the terms and subject to the conditions this Agreement contains, Parent proposes to acquire the Company in a two-step transaction. The first step would be a tender offer by Sub for all the outstanding shares of the Company's common stock, and the second step would be a follow-on merger between Sub and the Company in which the Company would become the surviving corporation.

          The board of directors of the Company has:

     o determined that Parent's proposed tender offer and merger are fair to and in the best interests of the Company's stockholders;

     o declared the agreement of merger this Agreement contains advisable and resolved to recommend that the holders of the Company's common stock accept that offer and adopt that agreement of merger; and

     o    authorized the Company to enter into this agreement.

                                    AGREEMENT

          In consideration of the premises and the covenants and other undertakings this Agreement contains, the parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE ONE

                                    THE OFFER

          Section 1.01. THE OFFER. (a) As soon as practicable after the date of this Agreement, and in any event during the period of seven business days beginning on the day of the first public announcement that Parent and the Company have entered into this Agreement, Sub will commence the Offer. The consideration Sub will pay under the Offer for Shares validly tendered and not subsequently properly withdrawn will be:

          (1) $2.84 per Share, net to the seller in cash and without interest;
     or

          (2) such greater consideration per Share, if any, as Sub may, in its sole discretion, offer in the Offer Documents to pay for each of those Shares.

If any party terminates this Agreement under Article Nine at any time prior to the acceptance for payment by Sub of Shares under the Offer, Sub may, in its sole discretion, without the consent of the Company and notwithstanding Section 1.01(b) to the contrary, make any change in the terms and conditions of the Offer and revise the Offer Documents accordingly.

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          (b) The obligation of Sub to accept for payment and pay for Shares validly tendered in the Offer and not subsequently properly withdrawn will be subject to the Offer Conditions. Sub expressly reserves the right, in its sole discretion, to waive any of the Offer Conditions or make any change in the terms and conditions of the Offer, except that, without the prior written consent of the Company, Sub will not:

          (1) waive or make any change in the Minimum Tender Condition;

          (2) reduce the maximum number of Shares it will purchase under the Offer;

          (3) decrease the Offer consideration or, other than by adding consideration, change the form of the Offer consideration; or

          (4) make any change in or addition to the Offer Conditions or otherwise amend the Offer in a manner adverse to the holders of Common Stock.

          For purposes of clause (4) above, none of the following will constitute a change in the Offer in a manner adverse to the holders of Common
Stock:

          (1) any increase in or addition to the Offer consideration; or

          (2) any extension of the Offer beyond the then scheduled Expiration
     Date:

               (A) for any period any applicable Governmental Requirement or any interpretation thereof or position thereunder by the SEC may require;

               (B) in increments of not more than five business days each, if Parent has reasonably determined that any Offering Condition is not capable of being satisfied on or prior to that scheduled Expiration Date;

               (C) for one or more periods, up to a total of 10 business days for all those periods, if, notwithstanding that all Offer Conditions are satisfied or waived by Sub, to the extent waivable by Sub, as of that scheduled Expiration Date, less than 90% of all outstanding Shares have been validly tendered and not subsequently properly withdrawn; or

               (D) for any period or periods, if, prior to the acceptance for payment by Sub of Shares under the Offer, the Company has terminated this Agreement under Section 9.01(a)(4).

          (c) As soon as practicable on the Offer Commencement Date, Parent and Sub will file the Schedule TO with the SEC. Thereafter, in each case as and to the extent any applicable federal securities law so requires, Parent will:

          (1) promptly correct any information in the Offer Documents or the
     Schedule 14D-9 which is or has become false or misleading in any material respect concerning it or its Affiliates or the Company, provided that, in the case of information concerning the

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     Company, the Company shall have furnished the corrected information to
     Parent under Section 1.02(b);

          (2) cause the Schedule TO, as so corrected or otherwise changed, to be promptly filed with the SEC; and

          (3) take all lawful action necessary to cause the Offer Documents, as originally filed with the SEC and as thereafter so corrected or otherwise changed, to be disseminated to the holders of Shares.

          (d) For purposes of Section 7.05, Parent will supply to the Company in writing and be solely responsible for any information concerning Parent and Sub and their nominees, directors, officers and Affiliates which Section 14(f) of the Exchange Act and Exchange Act Rule 14f-1 require be disclosed to the Company's stockholders.

          (e) Parent will provide to Sub the funds necessary to enable Sub, as soon as practicable after the Offer expires and the satisfaction or waiver of the Offer Conditions, to accept for payment and pay for all Shares validly tendered in the Offer and not subsequently properly withdrawn.

          (f) In this Section 1.01, the terms "commence" and "public announcement" have the meanings Exchange Act Rule 14d-2 specifies.

          Section 1.02. COMPANY ACTIONS. (a) The Company hereby approves of and consents to the Offer and the agreement of merger this Agreement contains and represents and warrants to Parent and Sub that the Company Board, at a meeting duly called and held, has duly by the vote of directors which the Charter Documents of the Company require adopted resolutions:

          (1) confirming the Company Board's determination that the Offer and the Merger are fair to and in the best interests of the Company's stockholders;

          (2) approving and consenting to this Agreement and the transactions it contemplates, including the Offer and the Merger, which approval and consent are sufficient to render the Section 203 Restrictions inapplicable to the consummation of the Offer or the Merger;

          (3) declaring the advisability of this Agreement, including the agreement of merger it contains; and

          (4) resolving to recommend to the holders of Shares that they accept the Offer and adopt this Agreement, including the agreement of merger it contains; provided, however, that prior to the consummation of the Offer, the Company Board will have the right, under the circumstances Section 6.02(b) describes, to withdraw that recommendation and recommend that the holders of Shares reject the Offer and the agreement of merger this Agreement contains.

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The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company Board to which clause (4) above refers. Each director and executive officer of the Company has advised the Company Board that he intends to tender all his Shares in the Offer for so long as no party has terminated this Agreement under Article Nine.

          (b) As soon as practicable on or after the Offer Commencement Date, the Company will:

          (1) file the Schedule 14D-9 with the SEC; and

          (2) promptly commence mailing the Schedule 14D-9 to its stockholders.

The Company will, if Parent so requests, include in the Schedule 14D-9 the information Section 14(f) of the Exchange Act and Exchange Act Rule 14f-1 require be disclosed to the Company's stockholders in connection with the performance by the Company of its obligations under Section 7.05.

          Thereafter, in each case as and to the extent any applicable federal securities law so requires, the Company will:

          (1) promptly correct any information in the Offer Documents or the
     Schedule 14D-9 which is or has become false or misleading in any material respect concerning it or its Affiliates or Parent and its Affiliates, provided that, in the case of information concerning Parent and its Affiliates, Parent shall have furnished the corrected information to the Company under Section 1.01(c);

          (2) cause the Schedule 14D-9, as so corrected or otherwise changed, to be promptly filed with the SEC; and

          (3) take all lawful action necessary to cause the Schedule 14D-9, as originally filed with the SEC and as thereafter so corrected or otherwise changed, to be disseminated to the holders of Shares.

          (c) In connection with the Offer, the Company will:

          (1) cause its transfer agent to furnish Sub promptly with (A) mailing labels containing the names and addresses of the record holders of Shares as of a recent date and of those persons becoming record holders subsequent to that date and (B) copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Common Stock; and

          (2) furnish to Sub such information and assistance, including updated lists of stockholders, security position listings and computer files, as Parent may reasonably request in communicating the Offer to the Company's stockholders.

          Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to

                                       -4-
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consummate the Merger, Parent and Sub and their agents will hold in confidence the information any such labels, listings and files contain, will use that information only in connection with the Offer and the Merger and, if this Agreement is terminated, will, on request, deliver, and will use their best efforts to cause their agents to deliver, to the Company all copies of and any extracts or summaries from that information then in their possession or control.

                                   ARTICLE TWO

                                   THE MERGER

          Section 2.01. CERTIFICATE OF MERGER. Subject to the terms and conditions hereof, the Company will cause the Certificate of Merger to be duly executed on or promptly following the Closing Date and filed with the Applicable Filing Office.

          Section 2.02. THE EFFECTIVE TIME. The Effective Time will be the time and date the Certificate of Merger specifies or, if the Certificate of Merger does not so specify, the time the Certificate of Merger is duly filed with the Applicable Filing Office.

          Section 2.03. EFFECTS OF THE MERGER. At and as of the Effective Time:

          (1) Sub will merge with and into the Company in accordance with the DGCL;

          (2) Sub will cease to exist as a separate legal entity;

          (3) the Company will be the Surviving Corporation and, as such, will, all with the effect the DGCL provides, (A) possess all the properties and rights, and be subject to all the restrictions and duties, of the Company and Sub and (B) be governed by the laws of the State of Delaware;

          (4) the Company's certificate of incorporation in effect immediately prior to the Effective Time will be amended in article V thereof to provide that the authorized Capital Stock of the Company will consist of 1,000 shares of New Common Stock and in article VII thereof by deleting in their entirety the second and third paragraphs thereof and, as so amended, that certificate will become and thereafter remain, until changed in accordance with applicable law, the certificate of incorporation of the Surviving Corporation;

          (5) the Company's bylaws in effect immediately prior to the Effective Time will become and thereafter remain, until changed in accordance with their terms or applicable law, the bylaws of the Surviving Corporation;

          (6) the Company's directors immediately prior to the Effective Time who were Sub's nominees under Section 7.05 will be the directors of the Surviving Corporation until the earlier of their resignation or removal or the election of their successors; and

          (7) the officers of the Surviving Corporation will be as Schedule 2.03 sets forth, and each of those persons will serve in each office Schedule
     2.03 specifies for that

                                       -5-
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     person until the earlier of that person's resignation or removal or the appointment or election of that person's successor.

          Section 2.04. CLOSING. The closing of the Merger will take place at 10:00 a.m., local time, on a date Parent will specify, which will be no later than the second business day after satisfaction or waiver of the conditions Article Eight sets forth (the "Closing Date"), at the Applicable Baker Botts Office, unless the parties agree in writing to another date or place.

                                  ARTICLE THREE

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

          Section 3.01. EFFECT ON CAPITAL STOCK. (a) As of the Effective Time and without any action on the part of any holder of Common Stock or Capital Stock of Sub:

          (1) CAPITAL STOCK OF SUB. The theretofore issued and outstanding shares of Capital Stock of Sub will convert into and become 1,000 validly issued, fully paid and nonassessable shares of New Common Stock;

          (2) TREASURY COMMON STOCK AND PARENT-OWNED COMMON STOCK. Each Share issued and outstanding immediately prior to the Effective Time which any Company Entity or Parent Entity then owns automatically will be cancelled and retired and cease to exist, and no consideration will be delivered in exchange therefor;

          (3) CONVERSION OF COMMON STOCK. Except as clause (2) above otherwise provides and subject to the provisions of clause (4) below, each Share issued and outstanding immediately prior to the Effective Time automatically will (A) convert into the right, and solely the right, to receive the Merger Consideration, less any required withholding taxes, on surrender of the Certificate representing that Share and (B) be cancelled and retired and cease to exist; and

          (4) DISSENTING SHARES. No Dissenting Share will convert into the right to receive the Merger Consideration, except that, if under the Appraisal Statute the right to an appraisal of that Dissenting Share thereafter ceases prior to that appraisal, that Dissenting Share will be treated as a Share that had converted as of the Effective Time into the right to receive the Merger Consideration under clause (3) above.

          (b) RIGHTS OF CERTIFICATE HOLDERS. Each holder of a Certificate will, as of the Effective Time and thereafter, cease to have any rights respecting the shares that Certificate represented immediately prior to the Effective Time other than:

          (1) if those shares are not Dissenting Shares, the right to receive the Merger Consideration in respect of those shares under Section 3.01(a)(3); or

          (2) if those shares are Dissenting Shares, the rights the Appraisal Statute and Section 3.01(a)(4) provide.

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          (c) CONTROL OF APPRAISAL PROCESS. If the Company receives any demand for an appraisal of Common Stock under the Appraisal Statute, it will promptly notify Parent of that demand and will not, without the prior written consent of Parent, offer, or accept an offer, to settle, or make or otherwise commit to make any payment in respect of, any such demand. Parent will have the right to participate in and direct all negotiations and proceedings with respect to all such demands.

          Section 3.02. DERIVATIVE SECURITIES AND DERIVATIVE SECURITIES PLANS. Each party will comply with the provisions of Schedule 3.02, which the parties incorporate herein by this reference.

          Section 3.03. EXCHANGE OF CERTIFICATES. (a) Prior to the Effective Time, Parent will designate the Paying Agent and from time to time will make or cause to be made available to the Paying Agent funds in the amounts and at the times necessary for the payment of the Merger Consideration on surrender of Certificates. Any and all interest earned on funds made available to the Paying Agent hereunder will belong to and be turned over to Parent.

          (b) As soon as reasonably practicable after the Effective Time, the Paying Agent will mail to each holder of record of a Certificate:

          (1) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to Certificates will pass, only on delivery of Certificates to the Paying Agent and will be in a form and have such other provisions as Parent may specify; and

          (2) instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration.

On surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as Parent may appoint, together with that letter of transmittal, duly executed, and such other documents as the Paying Agent reasonably may require, the holder of that Certificate will be entitled to receive for each Share that Certificate formerly represented the amount of cash equal to the Merger Consideration, and that Certificate forthwith will be cancelled. In the event of a transfer of ownership of Converted Shares which is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if that Certificate is properly endorsed or otherwise in proper form for transfer and the Person requesting that payment:

          (1) pays any transfer or other Taxes the payment to a Person other than the registered holder of that Certificate necessitates; or

          (2) establishes to the satisfaction of the Surviving Corporation that the Tax has been paid or is not applicable.

No interest will accrue or become payable on the cash payable on the surrender of any Certificate.

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          (c) All cash paid on the surrender of Certificates in accordance with the terms of this Article Three will be deemed to have been paid in full satisfaction of all rights pertaining to the Converted Shares those Certificates theretofore represented. At the Effective Time, the stock transfer books of the Company will close, and there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Converted Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they will be cancelled and exchanged as this Article Three provides.

          (d) None of Parent, the Surviving Corporation or the Paying Agent will be liable to any Person in respect of any cash delivered to a public official under any applicable abandoned property, escheat or similar law.

                                  ARTICLE FOUR

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as the Company Disclosure Letter sets forth, the Company represents and warrants to Parent and Sub as follows:

          Section 4.01. ORGANIZATION; POWER. Each Company Entity is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority under those laws and its Charter Documents to own or lease and operate its properties and to carry on its business as now being conducted. Each Company Entity is duly qualified or licensed to do business and in good standing in each jurisdiction in which property it owns, leases or operates is located or the nature of the business it conducts makes that qualification or licensing necessary, except where the failures of all Company Entities to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have a Company Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger.

          The Company has made available to Parent complete and correct copies of the Charter Documents of the Company and each of the other Company Entities, in each case as amended to the date of this Agreement. The respective Charter Documents of the Company Entities, other than the Company, do not contain any provision limiting or otherwise restricting the ability of the Company to control those Entities.

          Schedule 4.01 contains an accurate list of all the Subsidiaries of the Company. The Company owns all the outstanding shares of Capital Stock of each other Company Entity, directly or indirectly through one or more of the other Company Entities, free and clear of all liens, and all those shares are duly authorized, validly issued, fully paid and nonassessable.

          Section 4.02. CAPITALIZATION. As of the date of this Agreement, the authorized Capital Stock of the Company is comprised solely of:

          (1) 40,000,000 shares of Common Stock of which, as of March 1, 2002; 19,121,568 shares were issued and outstanding and no shares were treasury shares; and

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          (2) 5,000,000 shares of Preferred Stock, of which, as of March 1,
     2002, no shares were issued and outstanding.

          As of March 1, 2002:

          (1) 2,653,836 shares of Common Stock were reserved for issuance on the exercise of Options then issued and outstanding under the Option Plan; and

          (2) 566,250 shares of Common Stock were reserved for issuance on the exercise of Warrants then issued and outstanding.

          Since March 1, 2002, no Options or Warrants have been granted and no shares of Common Stock have been issued except for shares of Common Stock issued:

          (1) on the exercise of Options and Warrants outstanding on that date;

          (2) as employer's contributions under the Savings Plan as the Company Disclosure Letter sets forth;

          (3) on the exercise of the Options to be granted as the Company Disclosure Letter sets forth; and

          (4) as payment under the Current Bonus Plan as the Company Disclosure Letter sets forth.

          All outstanding shares of Common Stock are, and all shares of Common Stock the Company may issue under the Option Plan or on the exercise of Warrants will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereto.

          As of the date of this Agreement:

          (1) no Derivative Securities of any Company Entity are outstanding other than the Options and Warrants this Section 4.02 describes above;

          (2) no Company Entity has outstanding any binding obligation to repurchase, redeem or otherwise acquire for value any Capital Stock of any Company Entity; and

          (3) the Company has delivered to Parent an accurate, complete schedule that sets forth, for each outstanding Option and Warrant, the exercise price thereof, the number of shares of Common Stock issuable on that exercise, the extent to which that Option or Warrant presently is exercisable and the expiration date and the holder thereof.

          Section 4.03. AUTHORITY; ENFORCEABILITY. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions this Agreement contemplates. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions this Agreement contemplates have been duly authorized by all necessary corporate action on the part of the

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Company, other than, with respect to the Merger, the approval of the agreement of merger this Agreement contains by the holders of the outstanding Common
Stock.

          The Company has duly executed and delivered this Agreement, and this Agreement, assuming it constitutes valid and binding obligations of Parent and Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as that enforceability may be:

          (1) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally; and

          (2) subject to general principles of equity, regardless of whether that enforceability is considered in a proceeding in equity or at law.

          Section 4.04. CONSENTS AND APPROVALS; NO VIOLATIONS. Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of the transactions this Agreement contemplates will:

          (1) conflict with or result in any breach of any provision of the Charter Documents of any Company Entity;

          (2) require any Governmental Approval, except (A) as the Exchange Act, the DGCL and state securities or blue sky laws may require and (B) where failures to obtain or effect Governmental Approvals would not have a Company Material Adverse Effect;

          (3) result in a violation or breach of, or constitute, with or without due notice or lapse of time or both, a default, or give rise to any right of termination, amendment, cancellation or acceleration, under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, option, warrant or other instrument or obligation to which any Company Entity is a party or by which any of its properties or assets may be bound; or

          (4) violate any Governmental Requirement applicable to any Company Entity or any of its properties or assets;

except, in the case of clauses (3) and (4), for violations, breaches or defaults that would not have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger.

          Section 4.05. SEC REPORTS AND FINANCIAL STATEMENTS. Each Company Entity has timely filed with the SEC, and has made available to Parent true and complete copies of, all SEC Documents the federal securities laws have required it to so file. Each of those SEC Documents, as of its date:

          (1) complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable; and

          (2) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light, in the case only of SEC Documents filed under the Exchange Act, of the circumstances under which they were made.

The consolidated financial statements of the Company included in any SEC Document, in fact or by incorporation by reference:

          (1) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto;

          (2) were prepared in accordance with GAAP, except, in the case of unaudited quarterly statements on Exchange Act Form 10-Q, as that form otherwise permitted, applied on a consistent basis during the periods presented, except as the notes thereto indicate otherwise; and

          (3) presented fairly in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates of the balance sheets those financial statements include and the consolidated results of their operations and their consolidated cash flows for the periods ended on those dates, subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments.

          The audited consolidated financial statements of the Company for the year ended December 31, 2001 will not differ in any adverse respects, individually or in the aggregate, Material to the Company Entities from the unaudited consolidated financial statements of the Company for the year ended December 31, 2001, a true and correct copy of which is attached to the Company Disclosure Letter.

          The Company is, and the Company Entities considered as a whole are not "insolvent," as the federal bankruptcy code uses the quoted term.

          Section 4.06. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as the Filed SEC Documents disclose, since the Current Audited Balance Sheet Date, each Company Entity has conducted its business only in the ordinary course, and there has not occurred:

          (1) any Company Material Adverse Effect;

          (2) any declaration, setting aside or payment of any dividend or other distribution with respect to the Capital Stock of any Company Entity or any redemption, purchase or other acquisition of any of that Capital Stock;

          (3) any split, combination or reclassification of any Capital Stock of any Company Entity or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of that Capital Stock;

          (4) any granting, or any commitment or promise to grant, by any Company Entity to any officer of any Company Entity of (A) any increase in compensation, except in the ordinary course of business, including in connection with promotions, consistent with prior practice or as employment agreements in effect as of the Current Audited Balance Sheet Date required or (B) any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired, but not including the five most highly compensated executive officers of the Company, or as employment, severance or termination agreements in effect as of the Current Audited Balance Sheet Date required;

          (5) except for termination arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, any entry by any Company Entity into any employment, severance or termination agreement with any officer of any Company Entity;

          (6) any increase in, or any commitment or promise to increase, benefits payable or available under any pre-existing Benefit Plan, except in accordance with the pre-existing terms of that Benefit Plan, any establishment of, or any commitment or promise to establish, any new Benefit Plan, any amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards or, except in accordance with and under pre-existing compensation policies, any grant, or any commitment or promise to grant, any stock options, stock appreciation rights, performance awards, or restricted stock awards;

          (7) any damage to or any destruction or loss of physical properties any Company Entity owns or uses, whether or not covered by insurance, that in the aggregate have had or reasonably could be expected to have a Company Material Adverse Effect;

          (8) any reevaluations by the Company Entities of any of their assets which, in accordance with GAAP, the Company will reflect in its consolidated financial statements, including any impairment of assets, and which in the aggregate are Material to them; or

          (9) any material change in accounting methods, principles or practices by the Company.

          Section 4.07. NO UNDISCLOSED LIABILITIES. Except as and to the extent the Current Audited Financial Statements, or the financial statements any subsequently Filed SEC Document contains, include an accrual or reserve therefor or otherwise disclose, no Company Entity has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that GAAP would require to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries, including the notes thereto, except for liabilities or obligations they incurred in the ordinary course of business since the date of the most recently Filed SEC Document that have not had and will not have, individually or in the aggregate, a Company Material Adverse Effect.

          Section 4.08. INFORMATION SUPPLIED. No information the Company has supplied or will supply specifically for inclusion or incorporation by reference in the Offer Documents or the Schedule 14D-9, at the respective times those documents are filed with the SEC or first published, sent or given to the Company's stockholders, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading, except that the Company makes no representation or warranty with respect to statements made or incorporated by reference in the Schedule 14D-9 which constitute information Parent or Sub has supplied or may hereafter supply in writing specifically for inclusion or incorporation by reference in the Schedule 14D-9. The Schedule 14D-9 will comply as to form in all material respects with the applicable requirements of the Exchange Act.

          Section 4.09. BENEFIT PLANS. (a) The Company has delivered to Parent prior to the date of this Agreement true and correct copies of all Benefit Plans now existing or which existed at any time within the six-year period ending on the date of this Agreement. Each such plan has been administered in accordance with its terms. Each Company Entity and all the Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable Governmental Requirements.

          (b) No Company Entity has, or had within the six-year period ending on the date of this Agreement, any ERISA Affiliates other than the other Company Entities.

          (c) All Benefit Plans intended to qualify under Section 401(a) of the Code (the "Qualified Plans") are so qualified, and the IRS has determined them to be so qualified or application for determination letters have been timely submitted to the IRS. The Company will promptly provide Parent after the date of this Agreement with true and complete copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R, filed with respect to each Qualified Plan and the most recent trustee or custodian report. To the extent that any Qualified Plans have not been amended to comply with applicable Governmental Requirements, the remedial amendment period permitting retroactive amendment of those Qualified Plans has not expired and will not expire within 120 days after the consummation of the Offer. All reports and other documents required to be filed with any Governmental Authority or distributed to plan participants or beneficiaries, including annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or returns, have been timely filed or distributed.

          (d) No Benefit Plan or Company Entity has engaged in any Prohibited Transaction. No Benefit Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(a) of ERISA, and no circumstances exist as a result of which any Company Entity could have any direct or indirect liability whatsoever, including being subject to any statutory lien to secure payment of any such liability, to the PBGC under Title IV of ERISA or to the IRS for any excise tax or penalty with respect to any Benefit Plan now or hereafter maintained or contributed to by any Company Entity. Further:

          (1) no termination, partial termination or discontinuance of contributions to any Qualified Plan has occurred without a determination by the IRS that such action does not adversely affect the tax-qualified status of that plan;

          (2) no Termination Event has occurred;

          (3) no Reportable Event has occurred with respect to any Benefit Plan which was not properly reported;

          (4) the valuation of assets of any Qualified Plan, as of the Effective Time, will equal or exceed the actuarial present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under that plan in accordance with the assumptions the regulations of the PBGC governing the funding of terminated defined benefit plans contain;

          (5) with respect to Benefit Plans qualifying as "group health plans" under Section 4980B of the Code or Section 607(1) or 609 of ERISA, relating to the benefit continuation rights "COBRA" or qualified medical child support orders impose, each Company Entity has complied in all material respects with all reporting, disclosure, notice, election and other benefit continuation and coverage requirements so imposed as and when applicable to those plans, and no Company Entity has incurred, or will incur, any direct or indirect liability or is, or will be, subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by any Company Entity, at any time prior to the consummation of the Offer to comply with any such benefit continuation of coverage Governmental Requirement, which is capable of being assessed or asserted before or after that consummation directly or indirectly against any Company Entity, Parent or any Affiliate of Parent; and

          (6) no Company Entity has incurred liability under Section 4062 of ERISA.

          (e) No Company Entity is, or at any time within the six-year period ended on the date of this Agreement was, obligated to contribute to a Multiemployer Plan.

          (f) No act, omission or transaction has occurred which would result in the imposition on any Company Entity with respect to any Benefit Plan of:

          (1) any breach of fiduciary duty liability damages under Section 409 of ERISA;

          (2) a civil penalty under Section 502 (c), (i) or (l) of ERISA; or

          (3) any excise tax under the Code.

          (g) Any Benefit Plan funded trust intended to be exempt under Section 501(c)(9) of the Code:

          (1) satisfies the requirements of that Section;

          (2) has received a favorable determination letter from the IRS regarding that exempt status; and

          (3) has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect that exempt status.

          (h) Each Benefit Plan that is a Welfare Plan may be amended or terminated at any time after the consummation of the Offer without liability to any Company Entity.

          Section 4.10. OTHER COMPENSATION ARRANGEMENTS AND EMPLOYEE MATTERS.
(a) Except as the Filed SEC Documents disclose, and except for the Severance Plan, the TSIP and the Current Bonus Plan, as of the date of this Agreement, no Company Entity is a party to any written or oral:

          (1) consulting agreement not terminable on not more than 60 calendar days' prior notice or union or collective bargaining agreement;

          (2) agreement with any executive officer or other key employee of any Company Entity (A) the benefits of which are contingent, or the terms of which are materially affected or altered, on the occurrence of a transaction involving the Company of the nature this Agreement contemplates or (B) providing any term of employment or compensation guarantee; or

          (3) agreement or plan, including any stock option plan (other than the Option Plan), stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased or affected, or the vesting of the benefits of which will be accelerated or affected, by the occurrence of any of the transactions this Agreement contemplates or the value of any of the benefits of which will be calculated on the basis of any of the transactions this Agreement contemplates.

          (b) Each Company Entity has been and is in compliance with the IRCA and all applicable Governmental Requirements respecting employment and employment practices, terms and conditions of employment, wages and hours and workplace health and safety at well sites and in other work areas.

          (c) No Company Entity has any obligation or made any commitment or promise to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired, except as the continuation of coverage provisions of Section 4980B of the Code and the applicable parallel provisions of ERISA may require.

          (d) No Company Entity is a party to or bound by any collective bargaining or other labor union agreement. To the knowledge of the Company, no labor union organizing activities involving any Company Entity are ongoing.

          (e) The Company has delivered to Parent prior to the date of this Agreement an accurate, complete schedule that sets forth as of March 1, 2002, on the basis of the assumptions that schedule contains:

          (1) the name of each "Participant" in the Severance Plan; and

          (2) for each named "Participant:"

              (A) the amount of the "Incentive Benefit" to which that individual may be come entitled; and

              (B) the amount of the "Severance Benefit" to which that individual may become entitled.

The consummation of neither the Offer nor the Merger will constitute a "succession" for purposes of Section 8.1 of the Severance Plan, and the failure of the Company to obtain from Parent or any of its Affiliates an agreement to assume and agree to perform the obligations of the Company under the Severance Plan will not constitute a breach of that plan for any purpose of that plan. The Severance Plan will permit its amendment in accordance with Schedule 7.04 without the consent of any Participant.

Quoted terms this Section 4.10(e) uses have the meanings the Severance Plan specifies.

          (f) The Company has delivered to Parent prior to the date of this Agreement an accurate, complete schedule that sets forth as of March 1, 2002:

          (1) the names of all participants in the TSIP and, for each such participant, the estimated liability of the Company thereto under the TSIP;

          (2) the names of all participants in the Current Bonus Plan and, for each such participant, the estimated liability of the Company thereto for all amounts payable thereunder with respect to calendar years 2000 and 2001; and

          (3) the names of all "Grantees" of all then granted and outstanding "Incentive Awards" under the LIP and, for each such award, the "cash value" thereof for purposes of Section 5.7(b) of the LIP on the assumption that the highest price that will be paid under the Offer will be the dollar amount per Share Section 1.01(a) sets forth.

Quoted terms this Section 4.10(f) uses have the meanings the LIP specifies.

          (g) Effecting the disposition of outstanding Options and Warrants in accordance with Schedule 3.02 will not require the consent of any holder of any Option or Warrant which has not been duly obtained prior to the date of this Agreement and furnished to Parent.

          (h) As of March 1, 2002, each then current employee of the Company had executed and delivered to the Company a confidentiality agreement in one of the forms the Company delivered to Parent prior to the date of this Agreement. Each of those agreements is a legal, valid and binding obligation of the employee party thereto.

          (i) The Company has delivered to Parent prior to the date of this Agreement an accurate, correct list of the names, years of service and current rates of salary and wages for all current employees and consultants who are employed or otherwise compensated by a

Company Entity. No person any Company Entity has classified as an independent contractor properly should be classified as a common-law employee of that Company Entity.

          (j) The Company Entities have no contract, commitment, obligation or intention, whether legally binding or not, to establish or adopt any new or additional plans or other arrangements that would constitute Benefit Plans if adopted, or to increase the benefits under any existing Benefit Plan.

          Section 4.11. LITIGATION. Except as the Filed SEC Documents disclose, and except for suits filed in connection with the Offer, no actions, claims, investigations, proceedings or suits are pending or, to the knowledge of the Company, threatened against Company Entities by or before any Governmental Authority the outcomes of which, individually or in the aggregate, reasonably could be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger. Except as the Filed SEC Documents disclose, no Company Entity is subject to any outstanding orders, writs, injunctions, decrees or binding awards that reasonably could be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          Section 4.12. COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Except as the Filed SEC Documents disclose, the Company Entities:

          (1) hold all Governmental Approvals necessary for the lawful conduct of their businesses; and

          (2) are in compliance with the terms of their Governmental Approvals and all applicable Governmental Requirements;

except for such failures to hold Governmental Approvals and to comply with Governmental Approvals and Governmental Requirements as would not, individually or in the aggregate, have a Company Material Adverse Effect.

          Section 4.13. RESERVE INFORMATION. The Company has delivered to Parent prior to the date of this Agreement the definitive report of Ryder Scott Company, independent petroleum engineers, on the Company's proved reserves as of December 31, 2001 together with the written acknowledgment by Ryder Scott Company that the report so delivered is as represented and warranted hereby. The underlying factual information provided to Ryder Scott Company, to the extent that Ryder Scott Company relied on it in the preparation of that report on the Company's proved reserves as of December 31, 2001, was, at the time of delivery, true and correct in all material respects, except for such errors as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

          Section 4.14. TAX MATTERS. (a) Each Company Entity has filed all federal income tax returns and all other material Tax returns and reports any Governmental Requirement has required it to file. All those returns are complete and correct. Each Company Entity has paid, or the Company has paid on its behalf, all Taxes those returns showed as due and all Taxes for which no return was required to be filed.

          (b) No Tax return of any Company Entity is under audit or examination by any taxing authority, and no Company Entity has received any written or oral notice of any such audit or examination. With respect to Taxes paid or payable by any Company Entity, a Company Entity has paid each deficiency resulting from any audit or examination relating thereto, except for deficiencies a Company Entity is contesting in good faith, and no relevant taxing authority has raised in writing:

          (1) any issues relating thereto in the course of any presently pending audit or examination; or

          (2) any material issues relating thereto in any completed audit or examination which reasonably could be expected to recur in a later taxable period.

The consolidated federal income tax returns of the Company have never been examined by the IRS and all years are closed through 1997.

          (c) No liens for Taxes exist with respect to any assets or properties of any Company Entity, except for statutory liens for Taxes not yet due.

          (d) No Company Entity is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes, including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority.

          (e) Any disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by any Company Entity under any contract, Option Plan, Benefit Plan, program, arrangement or understanding currently in effect.

          (f) Any amount or other entitlement that could be received, whether in cash or property or the vesting of property, as a result of any of the transactions this Agreement contemplates by any employee, officer or director of the Company or any of its Affiliates who is a "disqualified individual," as proposed Treasury Regulation Section 1.280G-1 defines that term, under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment," as Section 280G(b)(1) of the Code defines that term.

          (g) Each Company Entity has timely filed, or caused to be timely filed on its behalf, all Royalty Returns any contract or Governmental Requirement has required it to file, and all those Royalty Returns are true, complete and accurate in all material respects as provided for under any contract or by any applicable Governmental Requirement. All Royalties those Royalty Returns showed to be due, or otherwise owing, as well as all Royalties for which no Royalty Return was required to be filed, have been timely paid. The Company Disclosure Letter contains lists of:

          (1) all jurisdictions in which any Company Entity currently files Royalty Returns;

          (2) all planned audits by the relevant authorities; and

          (3) all disputed Royalty matters and an estimated dollar amount attributable to each of those matters;

and each of those lists is true and complete in all material respects. No Governmental Authority or other Person has asserted, assessed, proposed or threatened any deficiencies with respect to any Royalty against the Company Entities which, individually or in the aggregate, are Material to them.

          (h) For purposes of Article Nine, no representations Section 4.09 and this Section 4.14 contain (each, a "Relevant Representation") will be deemed to be untrue unless all untruths the Relevant Representations contain cumulatively reasonably could be expected to have a Company Material Adverse Effect.

          Section 4.15. STATE TAKEOVER STATUTES. The Company Board has approved the Offer, the Merger and this Agreement, and that approval is irrevocable and sufficient to render the Section 203 Restrictions inapplicable to the Offer, the Merger and this Agreement and the transactions this Agreement contemplates. To the Company's knowledge, no other state takeover statute or similar Governmental Requirement applies or purports to apply to the Offer, the Merger, this Agreement or any of the transactions this Agreement contemplates.

          Section 4.16. BROKERS; FEES AND EXPENSES. No Company Entity has, directly or indirectly, agreed to pay or incurred any obligation to pay any broker, investment banker, financial advisor or other Person, other than the Company Financial Advisor and Randall & Dewey, Inc., the fees and expenses of which the Company will pay, any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions this Agreement contemplates. The Company Disclosure Letter correctly sets forth the estimated fees and expenses the Company has incurred and expects to incur in connection with this Agreement and the transactions it contemplates, including the fees of the Company's legal counsel, counsel for the Company Financial Advisor and Randall & Dewey, Inc. The Company has provided Parent true and complete copies of all executory agreements, all of which are in writing, between the Company Financial Advisor or Randall & Dewey, Inc. and the Company.

          Section 4.17. OPINION OF THE COMPANY FINANCIAL ADVISOR. The Company has received the written opinion of the Company Financial Advisor to the effect that, as of the date of that opinion, the consideration the holders of Shares will receive under the Offer and in the Merger is fair to those holders from a financial point of view.

          Section 4.18. INTELLECTUAL PROPERTY. Except to the extent that the inaccuracies in any of the following, or the circumstances giving rise to those inaccuracies, individually or in the aggregate, would not have a Company Material Adverse Effect:

          (1) each Company Entity owns, or is licensed or otherwise has the right to use, in each case, clear of any liens or encumbrances of any kind, all Proprietary Rights used in or necessary for the conduct of its business as currently conducted;

          (2) no claims are pending or, to the knowledge of the Company, threatened that any Company Entity is infringing on or otherwise violating the rights of any Person with regard to any Proprietary Rights any Company Entity owns or uses under a license;

          (3) to the knowledge of the Company, no Person is infringing on or otherwise violating any right of any Company Entity with respect to any Proprietary Rights any Company Entity owns or uses under a license;

          (4) none of the former or current members of management or key personnel of any Company Entity, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of the Proprietary Rights of any Company Entity, has asserted or threatened in writing any claim against any Company Entity in connection with the involvement of those Persons in the conception and development of the Proprietary Rights of any Company Entity;

          (5) the execution and delivery of this Agreement, compliance with its terms and consummation of the transactions it contemplates do not and will not conflict with or result in any violation or default, with or without notice or lapse of time or both, or give rise to any right or license or any creation or extension of any lien or encumbrance relating to the Proprietary Rights of any Company Entity or any right of termination, cancellation or acceleration or any loss of any Proprietary Rights of any Company Entity or benefits related thereto which, in the aggregate, are Material to the Company Entities, and no consent of any Person will be required for the use of any of these Proprietary Rights by Parent or any Affiliate or Parent following the consummation of the Offer; and

          (6) each Company Entity has taken reasonable and necessary steps to protect its Proprietary Rights, and, to the knowledge of the Company, none of the Proprietary Rights of the Company Entities has been lost or are in jeopardy of being lost because of any omission to act by any Company Entity.

          Section 4.19. ENVIRONMENTAL MATTERS. Except as the Filed SEC Documents disclose or as would not, individually or in the aggregate, have a Company Material Adverse Effect:

          (1) each Company Entity has all Governmental Approvals all applicable Environmental Laws require it to have and is in compliance with the requirements of those Environmental Laws and Governmental Approvals;

          (2) to the knowledge of the Company, there are no pending or threatened claims against or governmental investigations involving any Company Entity under any Environmental Laws; and

          (3) to the knowledge of the Company, there are no circumstances with respect to any current or former property or operations of any Company Entity or any other Person for which any Company Entity has assumed liability that would form the basis of any claims of material violations of Environmental Laws against one or more of the Company Entities, and applicable Governmental Requirements have not required the

     Company to disclose facts relating to environmental proceedings or matters in the Filed SEC Documents which the Company has not so disclosed.

The representations and warranties in Section 7.17 of the Credit Agreement are true and correct. The Company has delivered to Parent prior to the date of this Agreement an accurate, complete copy of the "Disclosure Schedule," as the Credit Agreement defines the quoted term.

          Section 4.20. STOCKHOLDERS AGREEMENT. Each Stockholder has duly executed and delivered to Parent the Stockholders Agreement, and the Stockholders Agreement constitutes a valid and binding obligation of that Stockholder, enforceable against that Stockholder in accordance with its terms, except as that enforceability may be:

          (1) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally; and

          (2) subject to general principles of equity, regardless of whether that enforceability is considered in a proceeding in equity or at law.

          Section 4.21. OPTION AGREEMENT. Each Option Grantor has duly executed and delivered to Parent the Option Agreement, and the Option Agreement constitutes a valid and binding obligation of that Option Grantor, enforceable against that Option Grantor in accordance with its terms, except as that enforceability may be:

          (1) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally; and

          (2) subject to general principles of equity, regardless of whether that enforceability is considered in a proceeding in equity or at law.

                                  ARTICLE FIVE

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

          Parent and Sub represent and warrant to the Company as follows:

          Section 5.01. ORGANIZATION; POWER. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority under those laws and its Charter Documents to:

          (1) own or lease its properties and carry on its business as now conducted; and

          (2) execute, deliver and perform its obligations under this Agreement and consummate the transactions this Agreement contemplates it will consummate.

          Section 5.02. AUTHORITY; ENFORCEABILITY. The execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation of the transactions this Agreement contemplates have been duly authorized by all necessary corporate action on its part which its Charter Documents and the applicable Governmental Requirements of the State of Delaware require. No vote of Parent's stockholders is required to approve this Agreement or the other transactions this Agreement contemplates.

          Each of Parent and Sub has duly executed and delivered this Agreement, and this Agreement, assuming it constitutes a valid and binding obligation of the Company, constitutes its valid and binding obligation enforceable against it in accordance with its terms, except as that enforceability may be:

          (1) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally; and

          (2) subject to general principles of equity, regardless of whether that enforceability is considered in a proceeding in equity or at law.

          Section 5.03. CONSENTS AND APPROVALS; NO VIOLATIONS. (a) The execution, delivery and performance of this Agreement by each Parent Entity, the consummation of the Offer and the Merger and the effectuation by either Parent Entity of any other transaction this Agreement contemplates it will effect do not and will not:

          (1) violate or breach any Charter Document of Parent or Sub;

          (2) violate any Governmental Requirement applicable to Parent or Sub;
     or

          (3) except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Offer or the Merger, violate, breach or constitute, with or without due notice or lapse of time or both, a default under, or result in, or afford another Person the right to cause, any cancellation or termination of, any amendment or other change in the terms of or any acceleration of the obligations of either Parent or Sub or its obligations under any agreement Material to Parent.

          (b) Except as the Exchange Act, the DGCL and state securities or blue sky laws do or may require, no Governmental Requirement requires either of Parent or Sub to obtain any Governmental Approval, or make any filings, including any report or notice, with any Governmental Authority, in connection with its execution, delivery or performance of this Agreement, the enforcement against it of its obligations hereunder, the consummation of the Offer or the Merger or the effectuation of any other transaction this Agreement contemplates it will effect.

          Section 5.04. INFORMATION SUPPLIED. The information Parent or Sub has supplied or may hereafter supply specifically for inclusion or incorporation by reference in the Offer Documents, the Schedule 14D-9 or the information statement, if any, respecting the Merger will, at the respective times they are filed with the SEC or first published, sent or given to the Company's stockholders, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that Parent and Sub make no representation respecting the information the Company has supplied or may hereafter supply in writing specifically for inclusion or incorporation by reference therein. The Offer Documents comply as to form in all material respects with the applicable requirements of Exchange Act.

          Section 5.05. INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions this Agreement contemplates, has engaged in no other business activities and has conducted its operations only as this Agreement contemplates.

          Section 5.06. BROKERS; FEES AND EXPENSES. Neither Parent nor Sub has, directly or indirectly, agreed to pay or incurred any obligation to pay any broker, investment banker, financial advisor or other Person, other than Merrill Lynch & Co., the fees and expenses of which Parent or Sub will pay, any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions this Agreement contemplates.

          Section 5.07. FINANCING. Parent has the funds available to purchase all the outstanding Shares on a fully diluted basis in the Offer and pay the Merger Consideration in the Merger and all fees and expenses this Agreement contemplates it or Sub will pay.

                                   ARTICLE SIX

                                    COVENANTS

          Section 6.01. COVENANTS OF THE COMPANY. (a) Until such time as Parent's nominees constitute a majority of the whole Company Board, the Company will, and will cause each other Company Entity to, except as this Agreement otherwise expressly contemplates or permits or as Parent otherwise has previously consented in writing:

          (1) carry on its businesses in substantially the same manner as it has heretofore and not introduce any new methods of management, operation or accounting that in the aggregate are Material to the business of the Company Entities;

          (2) maintain its properties and facilities, including those it holds under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

          (3) perform in all material respects all its obligations under agreements relating to or affecting its properties, rights and other assets, including the Credit Agreement;

          (4) keep in full force and effect without interruption all its present insurance policies or other comparable insurance coverage;

          (5) use reasonable commercial efforts to (A) maintain and preserve its business organization intact, (B) retain its present employees and (C) maintain its relationships with suppliers, customers and others having business relations with it;

          (6) comply with all applicable Governmental Requirements; and

          (7) maintain the instruments and agreements governing its outstanding indebtedness and leases on their present terms and not enter into (i) new or amended indebtedness or (ii) new or amended lease instruments or agreements involving amounts over $25,000 in any single case or $100,000 in the aggregate.

          (b) Until such time as Parent's nominees constitute a majority of the whole Company Board, the Company will not, and will not permit any other Company Entity to, except as this Agreement otherwise expressly contemplates or permits or as Parent otherwise has previously consented in writing:

          (1) (A) declare or pay any dividends on or make other distributions in respect of any of its Capital Stock, other than dividends or distributions a wholly owned Subsidiary of the Company may declare, pay or make to the Company or one of its other wholly owned Subsidiaries, (B) split, combine or reclassify any of its Capital Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its Capital Stock or (C) repurchase, redeem or otherwise acquire any shares of Capital Stock of any Company Entity;

          (2) issue, deliver or sell, or authorize, or propose the issuance, delivery or sale of, any shares of its Capital Stock of any class, or any Derivative Securities or phantom securities, except that:

              (A) the Company may issue:

                       (i) shares of Common Stock on the exercise of Options and
                  Warrants awarded and outstanding on the date of this Agreement in accordance with the present terms of those Options or Warrants and the applicable Option Plan or Warrant agreement,

                       (ii) shares of Common Stock under the Current Bonus Plan,
                  as the Company Disclosure Letter sets forth,

                       (iii) shares of Common Stock as employer's contributions
                  under the Savings Plan, as the Company Disclosure Letter sets forth and

                       (iv) Options awarded but not issued under the LIP, as the
                  Company Disclosure Letter sets forth, provided those Options are in form and substance reasonably satisfactory to Parent; and

              (B) any wholly owned Subsidiary of the Company may issue shares of its Capital Stock to the Company or one of its other wholly owned Subsidiaries;

          (3) amend or propose to amend its Charter Documents;

          (4) make, or enter into a contract or other commitment to make, directly or indirectly:

              (A) any investments, other than Permitted Investments, in the Capital Stock or indebtedness of any Person; or

              (B) except in connection with transactions GAAP characterizes as hedging transactions, as distinct from trading transactions, that the Credit Agreement requires, issue or acquire any commodity derivatives;

          (5) negotiate for the acquisition of any business or the start-up of any new business or, merge, consolidate or otherwise effect a business combination with, or agree to merge, consolidate or otherwise effect a business combination with, any other Entity;

          (6) other than sales of production and products in the ordinary course of business and consistent with prior practice and the requirements of the Credit Agreement, directly or indirectly sell, lease, license, encumber or otherwise dispose of, or enter into a contract to sell, lease, license, encumber or otherwise dispose of, any of its assets;

          (7) incur any new or additional indebtedness for borrowed money (which, for purposes of this Section 6.01, will include any production payment, whether volumetric or denominated in a currency, or similar royalty, overriding royalty net profits or other interest in any oil or gas property) or guarantee any such indebtedness, issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any other Company Entity or guarantee any debt securities of others;

          (8) make any Tax elections that, individually or in the aggregate, would have a Company Material Adverse Effect or settle or compromise any income tax liabilities of the Company or any other Company Entity that, individually or in the aggregate, would have a Company Material Adverse Effect;

          (9) pay, discharge, settle or satisfy any claims, liabilities or obligations, absolute, accrued, asserted or unasserted, contingent or otherwise, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities the unaudited consolidated financial statements of the Company for the year ended December 31, 2001 recognize or disclose or incurred since December 31, 2001, in the ordinary course of business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any other Company Entity is a party;

          (10) fail to comply with any covenant Article VIII of the Credit Agreement contains;

          (11) except in the ordinary course of business, modify, amend or terminate any contract or agreement Material to the Company Entities to which any Company Entity is a party or of which it is a beneficiary or by which it is bound or waive, release or assign any rights or claims Material to the Company Entities;

          (12) permit the call of the 2002 annual meeting, or any special meeting, of its stockholders; or

          (13) amend or otherwise change any agreement it or any other Company Entity has with the Company Financial Advisor.

In the case of any requested deviation by the Company from the provisions of clause (7) above, Parent will not unreasonably withhold its consent.

          Section 6.02. NO SOLICITATION. (a) The Company:

          (1) will, and will cause all its Representatives to, cease immediately any discussions or negotiations with any parties which may be ongoing with respect, or which reasonably may be expected to lead, to any Acquisition Proposal; and

          (2) will not authorize or permit any of its Representatives to (A) solicit, initiate or encourage, including by way of furnishing information, or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or reasonably may be expected to lead to, any Acquisition Proposal or (B) participate in any discussions or negotiations regarding, or which reasonably may be expected to lead to, any Acquisition Proposal;

provided, however, that, if at any time before Sub accepts Shares for payment under the Offer, the Company receives an unsolicited bona fide written Acquisition Proposal and a majority of the Company Board determines in good faith that the proposal reasonably may be expected to constitute a Superior Takeover Proposal, the Company may, and may permit its Representatives to, in response to that proposal, and provided that the Company complies with
Section 6.02(c):

          (1) furnish information about the Company to any Person under a confidentiality agreement in a form Parent has previously approved in writing, which approval Parent will not unreasonably withhold; and

          (2) participate in negotiations regarding that proposal.

Without limiting the foregoing, the parties hereto acknowledge their respective understandings that any violation of the restrictions the preceding sentence sets forth will constitute a breach of this Section 6.02(a) by the Company.

          (b) Except as this Section 6.02(b) otherwise sets forth, neither the Company Board nor any committee thereof will:

          (1) withdraw or modify, or propose to withdraw or modify in a manner adverse to Parent, the approval or recommendation by the Company Board of the Offer or the agreement of merger this Agreement contains;

          (2) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or

          (3) cause the Company to enter into any agreement respecting any Acquisition Proposal;

provided, however, that if at any time before Sub accepts Shares for payment under the Offer, the Company receives an unsolicited bona fide written Acquisition Proposal that a majority of the Company Board determines in good faith constitutes a Superior Takeover Proposal, the Company Board may, at any time that is after the fourth business day following the Company's delivery to Parent of the written notice Section 6.02(c) requires the Company to deliver in connection with that proposal:

          (1) withdraw or modify its recommendation, but not its approval, which will be irrevocable, of the Offer and the agreement of merger this Agreement contains; and

          (2) approve or recommend that proposal or cause the Company to enter into an agreement implementing that proposal.

          (c) If the Company or, to its knowledge, any of its Representatives receives any Acquisition Proposal or any request for information or inquiry with respect, or which reasonably may be expected to lead, to an Acquisition Proposal, the Company will:

          (1) immediately advise Parent orally of, and thereafter promptly, but in no event later than 24 hours after receipt, confirm to Parent in writing, the material terms and conditions of that Acquisition Proposal, request or inquiry and the identity of the Person making that Acquisition Proposal, request or inquiry; and

          (2) thereafter will keep Parent fully informed of the status and details, including amendments or proposed amendments, of that Acquisition Proposal, request or inquiry.

          (d) Nothing this Section 6.02 contains will prohibit the Company from taking and disclosing to its stockholders a position Exchange Act Rule 14e-2(a) contemplates or from making any disclosure to the Company's stockholders if, in the opinion of the Company Board, after consultation with counsel, failure so to disclose would be inconsistent with the fiduciary duties of its members to the Company's stockholders under Delaware law; provided, however, that neither the Company nor the Company Board or any committee thereof will, except as Section 6.02(b) otherwise permits, withdraw or modify, or propose to withdraw or modify, the Company Board's position with respect to the Offer and the agreement of merger this Agreement contains or approve or recommend, or propose to approve or recommend, a Superior Takeover Proposal.

          (e) During any period of four business days which Section 6.02(b) describes, the Company will not, and will not permit any other Company Entity to, enter into any binding agreement respecting any Superior Takeover Proposal. If, during or after any such period, the Company changes its intention to enter into any such binding agreement, the Company promptly will notify Parent of that change and its particulars.

          Section 6.03. OTHER ACTIONS. The Company will not, and will not permit any other Company Entity to, take any action that would result in:

          (1) any of the representations and warranties of the Company in this Agreement which are qualified as to materiality or a Company Material Adverse Effect becoming untrue;

          (2) any of those representations and warranties which are not so qualified becoming untrue in any material respect; or

          (3) any of the Offer Conditions not being satisfied, subject to the Company's right to take the actions Section 6.02 expressly permits it to take.

                                  ARTICLE SEVEN

                              ADDITIONAL AGREEMENTS

          Section 7.01. EFFECTING THE MERGER; STOCKHOLDER APPROVAL. (a) If Parent Entities own at least 90% of the outstanding Shares after Sub consummates the Offer, the parties hereto will take all actions necessary to effect the Merger under Section 253 of the DGCL as soon as practicable after that consummation.

          (b) If Parent and Sub cannot or choose not to effect the Merger under
Section 253 of the DGCL, the parties will effect the Merger under Section 251 of the DGCL as soon as practicable after complying with the applicable informational requirements of the Exchange Act, and the Company will submit the agreement of merger this Agreement contains to its stockholders for the purpose of their acting on that agreement notwithstanding that the Company Board, having heretofore declared that agreement advisable, may have determined after the date of this Agreement that that agreement is no longer advisable and recommended that its stockholders reject it.

          (c) If Parent will effect the Merger under Section 251 of the DGCL and, in connection therewith, the Company must furnish to its stockholders an information statement under Section 14(c) of the Exchange Act, the Company will, at Parent's request, as soon as practicable following the consummation of the Offer, prepare and file a preliminary information statement with the SEC and will use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause that information statement to be mailed to the Company's stockholders as promptly as practicable after responding to all those comments to the satisfaction of that staff. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to that information statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its Representatives and the SEC or its staff with respect to the information statement or the Merger. If at any time any event occurs that an amendment or supplement to the information statement should set forth, the Company will promptly prepare and mail to its stockholders that amendment or supplement. The Company will not mail any information statement, or any amendment or supplement thereto, to which Parent reasonably objects.

          (d) In connection with the Merger, the Company will comply with the applicable notice requirements of the Appraisal Statute.

          (e) Parent will cause all Shares that all Parent Entities own to vote in favor of the agreement of merger this Agreement contains if it is to be effected under Section 251 of the DGCL.

          Section 7.02. ACCESS TO INFORMATION. On reasonable notice and subject to any restrictions that confidentiality agreements to which the Company is subject contain, from which restrictions the Company will use reasonable efforts to be released, the Company will:

          (1) afford to Parent and its Representatives access, during normal business hours at any time prior to the Effective Time, to all the properties, books, contracts, commitments and records of the Company Entities; and

          (2) furnish promptly to Parent (A) a copy of each report, schedule, registration statement and other document filed or received by it during such period under the federal securities or Tax laws and (B) all other information concerning its business, properties and personnel as Parent reasonably may request.

          The Company will deliver to Parent copies of its audited consolidated financial statements for the year ended December 31, 2001, together with the report of Deloitte & Touche LLP thereon, promptly after they become available to the Company.

          Except as the Company otherwise may agree, unless and until Parent Entities own at least a majority of the outstanding Shares, and notwithstanding termination of this Agreement, Parent will keep, and will cause its Representatives and Affiliates to keep, all Confidential Information of the Company Entities confidential and not to disclose any of that Confidential Information to any Person other than those Representatives and Affiliates and then only on a confidential basis; provided, however, that Parent or Sub may disclose that Confidential Information:

          (1) as any applicable Governmental Requirement may require; or

          (2) as any Governmental Authority may request.

Neither Parent nor any of its Affiliates will use any Confidential Information of the Company Entities in any manner detrimental to the Company or its stockholders and, in the event any party terminates this Agreement for any reason under Article Nine, Parent will, and will cause Sub to, promptly return all that Confidential Information to the Company.

          Section 7.03. REASONABLE EFFORTS. Each party agrees to use its reasonable efforts to:

          (1) take all actions necessary to comply promptly with all Governmental Requirements applicable to it with respect to the Offer or the Merger, which actions will include furnishing all information hereafter required to be filed in connection with approvals of or filings with any other Governmental Authority, and promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or their Affiliates in connection with the Offer or the Merger; and

          (2) take all reasonable actions necessary to obtain, and will cooperate with each other in obtaining, any Governmental Approval of, or any exemption by, any Governmental Authority or other public or private third party required to be obtained or made by Parent, Sub or the Company or any of their respective Affiliates in connection with the Offer or the Merger or the taking of any action those transactions or this Agreement contemplate.

Parent will cause Sub to comply with its obligations under this Agreement.

          Section 7.04. BENEFITS. Each party will comply with the provisions
Schedule 7.04 sets forth, which the parties incorporate herein by this reference.

          Section 7.05. DIRECTORS. Promptly on the acceptance for payment of, and payment for, any Shares by Sub in the Offer, Sub will be entitled to designate such number of members of the Company Board as will give Sub, subject to compliance with Section 14(f) of the Exchange Act, at least a majority of the members of the whole Company Board, and the Company will, at that time, cause Sub's nominees to be so elected by the then constituted Company Board; provided, however, that if Sub's nominees are so elected, then, until the Effective Time, the Company Board will have at least two directors who are Independent Directors. Subject to applicable Governmental Requirements, the Company will take all action Parent reasonably may request to effect the Company's compliance with this Section 7.05.

          Section 7.06. FEES AND EXPENSES. (a) Except as Section 7.06(b) and (c) otherwise provide, each party will pay the fees and expenses it incurs in connection with the Offer, the Merger, this Agreement and the transactions this Agreement contemplates, whether or not the Offer or the Merger is consummated.

          (b) The Company will pay the Termination Fee to Parent if any of the following events occurs:

          (1) Parent becomes entitled to, and does, terminate this Agreement under Section 9.01(a)(3)(A) or (B);

          (2) the Company becomes entitled to, and does, terminate this Agreement under Section 9.01(a)(4); or

          (3) an Acquisition Proposal having been publicly announced, communicated or otherwise disclosed prior to the purchase of Shares under the Offer and the termination of this Agreement under Article Nine:

              (A) (1) Parent becomes entitled to, and does, terminate this Agreement under Section 9.01(a)(3)(C) unless that termination results from a breach of Section 4.06(1) that was not caused by any action or omission to act on the part of the Company or (2) the Company becomes entitled to, and does, at a time when the Minimum Tender Condition has not been satisfied and neither Parent nor Sub is in a material breach of this Agreement, terminate this Agreement under Section 9.01(a)(2)(A); and

               (B) within 12 months after that termination, the Company consummates or enters into an agreement providing for the consummation of any transaction that has been the subject of any Acquisition Proposal.

          The Company must pay the Termination Fee to Parent by wire transfer of immediately available funds to Parent's account Schedule 7.06 specifies:

          (1) if an event clause (1) of the preceding sentence describes occurs, as promptly as is reasonable practicable, but in no event later than two business days, after that occurrence; and

          (2) if an event clause (2) or (3) of the preceding sentence describes occurs, concurrently with that occurrence.

          (c) If the Company becomes obligated to pay the Termination Fee to Parent under Section 7.06(b), it also will reimburse Parent for all out-of-pocket fees and expenses reasonably incurred by Parent and Sub from and after January 1, 2002 in connection with the Offer, the Merger, this Agreement and the transactions this Agreement contemplates and the enforcement of their rights hereunder. If the Company becomes entitled to, and does, terminate this Agreement under Section 9.01(a)(5), Parent will reimburse the Company for all out-of-pocket fees and expenses reasonably incurred by the Company from and after January 1, 2002 in connection with the Offer, the Merger, this Agreement and the transactions this Agreement contemplates and the enforcement of its rights hereunder.

          Section 7.07. INDEMNIFICATION; INSURANCE. (a) All rights to indemnification for acts or omissions occurring before the Effective Time now existing in favor of the current or former directors or officers of the Company as its Charter Documents or contractual arrangements provide on the date of this Agreement, or as applicable law otherwise provides, will survive the Merger and continue in full force and effect in accordance with their terms.

          (b) For six years from the Effective Time, Parent will, unless Parent elects, at its option, in writing to guarantee performance of the indemnification obligations to which Section 7.07(a) refers, maintain in effect the Company's current D&O Insurance covering those persons who are currently covered by the Company's D&O Insurance policy, a copy of which the Company has made available to Parent; provided, however, that Parent will extend the Company's current D&O policy in effect to cover clams made prior to the first anniversary of the Effective Time if the premium for that additional coverage does not exceed $80,000.

          (c) This Section 7.07 will survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation and the indemnified parties and will be binding on all successors and assigns of Parent and the Surviving Corporation.

          Section 7.08. ANTITAKEOVER MEASURES. So long as the Offer remains outstanding and complies with Section 1.01(b), the Company will not at any time, notwithstanding that the Company may have terminated this Agreement under Article Nine, adopt, or permit any other Company Entity to adopt, by means of any amendment to any of its Charter Documents or any agreement on its part, any Anti-Parent Takeover Measures, including any "poison pill" rights plan or any measure to the same or similar effect as the Section 203 Restrictions.

          Section 7.09. CERTAIN LITIGATION. (a) The Company will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors (other than human resources/employment matters), without the prior written consent of Parent, which consent Parent will not unreasonably withhold.

          (b) The Company will not voluntarily cooperate with any third party that has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Offer or the Merger and will cooperate with Parent and Sub to resist any such effort to restrain or prohibit or otherwise oppose the Offer or the Merger, unless the Company Board determines, in the good faith of its members after consultation with the Company's outside counsel, that failing so to cooperate with that third party or cooperating with Parent or Sub, as the case may be, would constitute a breach of its members' fiduciary duties under Delaware law.

          Section 7.10. CREDIT AGREEMENT. The Company will use reasonable efforts to cause the lenders under the Credit Agreement to forbear from accelerating its indebtedness under the Credit Agreement solely as a result of the consummation of the Offer or the performance by the Company of its obligations under Section 7.05.

                                  ARTICLE EIGHT

                                   CONDITIONS

          Section 8.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger will be subject to the satisfaction prior to the Closing Date of the following conditions:

          (1) COMPANY STOCKHOLDER APPROVAL. If the DGCL so requires for the effectuation of the Merger, the Company shall have obtained the approval by the Company's stockholders of the agreement of merger this Agreement contains;

          (2) NO INJUNCTIONS OR RESTRAINTS. No Governmental Requirement or other legal restraint or prohibition preventing or materially restraining the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered; and

          (3) PURCHASE OF SHARES. Sub shall have previously accepted for payment and paid for Shares under the Offer.

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                                  ARTICLE NINE

                            TERMINATION AND AMENDMENT

          Section 9.01. TERMINATION. (a) This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, whether before or after approval by the Company's stockholders of the agreement of merger this Agreement contains:

          (1) by mutual written consent of Parent and the Company;

          (2) by either Parent or the Company:

              (A) if (1) as a result of the failure of any of the Offer Conditions the Offer shall have terminated or expired in accordance with its terms without Sub having accepted for payment any Shares under the Offer or (2) Sub shall not have accepted for payment any Shares under the Offer within 180 days following the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 9.01(a)(2)(A) will not be available to any party whose failure to perform any of its obligations hereunder or whose breach of any of its representations and warranties herein shall have caused that right to become exercisable; or

              (B) if any Governmental Authority shall have issued any order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Shares under the Offer or the consummation of the Merger and that order, decree or ruling or other action shall have become final and nonappealable;

          (3) by Parent if, prior to the purchase of Shares under the Offer:

              (A) the Company Board shall have:

                  (1) withdrawn, or modified or otherwise changed, in a manner or to an effect adverse to Parent or Sub, its approval or recommendation of the Offer or the agreement of merger this Agreement contains;

                  (2) approved or recommended any Acquisition Proposal or
              determined any Acquisition Proposal to be a Superior Takeover Proposal; or

                  (3) taken any action for the purpose of rendering the Section
              203 Restrictions inapplicable to any acquisition of Shares, other than under the Offer or the Merger, or any Takeover Transaction, other than the Merger;

              (B) the Company shall have breached any provision of Section 6.02 or 7.08 in any material respect;

              (C) the Company shall have breached:

                  (1) any of its representations and warranties herein which (a)
              are qualified as to materiality or a Company Material Adverse Effect or (b) are not so qualified if, as a result of all breaches thereof in the aggregate, a Company Material Adverse Effect has occurred or reasonably could be expected to occur; or

                  (2) any of its covenants and other agreements herein, other than in Sections 6.02 and 7.08, in any material respect,

          all which breaches, in the case of clauses (C)(1) and (C)(2), either are not capable of being cured or, in the case of any such breach that is so capable, that breach has not been cured before the first to occur of (1) the elapse of 10 consecutive business days after Parent or Sub has delivered to the Company a written notice of that breach or
          (2) the expiration of the Offer; or

              (D) any Stockholder shall have breached any of its covenants and other agreements in Sections 2, 3, 4 and 5 of the Stockholders Agreement;

          (4) by the Company, if, prior to the purchase of Shares under the
     Offer:

              (A) the Company Board, by a majority vote of the whole board, has determined in the good faith of its members and on the basis of, among other facts, the advice of the Company Financial Advisor and the Company's outside counsel, that the Company has received a Superior Takeover Proposal;

              (B) the Company Board has directed the Company to notify Parent in writing that the Company intends to enter into a definitive agreement respecting that proposal, and the Company has delivered that notice to Parent together with either the then most current version of that agreement or an accurate, complete description of all the material terms and conditions thereof; and

              (C) Parent, within four business days after its receipt of that notice, either (1) has not delivered to the Company a written counteroffer to that proposal or (2) has delivered to the Company a written counteroffer to that proposal which the Company Board has determined, in the good faith of its members and after consultation with the Company Financial Advisor and the Company's outside counsel, is not at least as favorable to the Company's stockholders, other than Parent Entities, as that proposal;

          (5) by the Company, if Sub or Parent shall have breached:

              (A) any of its representations and warranties herein which (1)
          are qualified as to materiality or a material adverse effect or (2) are not so qualified if, as a result of all breaches thereof in the aggregate, a material adverse effect on the ability of Parent and Sub to consummate the Offer or the Merger has occurred or reasonably could be expected to occur; or

              (B) any of its covenants and other agreements herein in any material respect, if, as a result of all breaches thereof in the aggregate, a material adverse effect on the ability of Parent and Sub to consummate the Offer or the Merger has occurred or reasonably could be expected to occur, all which breaches, in the case of clauses (A) and (B), are not capable of being cured or, in the case of any such breach that is so capable, that breach has not been cured before the elapse of 10 consecutive business days after the Company has delivered to Parent a written notice of that breach; or

          (6) by the Company if, prior to the acceptance for payment or purchase of Shares under the Offer, Sub shall have terminated the Offer on the stated ground that condition (h) of the Offer Conditions has not been satisfied.

          (b) The Company may not terminate this Agreement under Section 9.01(a)(5) if it is, and Parent may not terminate this Agreement under Section 9.01(a)(3) if either Sub or it is, then in a material breach of any of its representations and warranties or covenants or other agreements herein.

          (c) Any termination of this Agreement by any party under this Article Nine will require the prior authorization of either the board of directors of that party or the duly authorized designee of that board.

          Section 9.02. EFFECT OF TERMINATION. If any party terminates this Agreement in accordance with Section 9.01, this Agreement will forthwith become void and no party will have any liability or obligation hereunder, except that Sections 4.16, 5.06, and 6.02, the last two sentences of Section 7.02, Sections
7.06 and 7.08, this Section 9.02 and Article Ten will survive any such termination and remain in full force and effect; provided, however, that nothing herein will relieve any party for liability for any breach by it hereof.

          Section 9.03. AMENDMENT. (a) If:

          (1) the Company has given a notice to Parent of the type to which
     Section 9.01(a)(4)(B) refers,

          (2) Parent, within four business days after its receipt of that notice has delivered to the Company a written counteroffer to the Superior Takeover Proposal that is the subject of that notice and

          (3) the Company Board has determined that counteroffer to be at least as favorable to the Company's stockholders, other than Parent Entities, as that proposal,

the parties promptly will execute and deliver an amendment or supplement to this Agreement, and Parent promptly after that execution and delivery by the parties will amend the Offer Documents, to give effect to the changes in the terms of the Offer and the Merger which that counteroffer contemplates will be made. That amendment or supplement to this Agreement will not require any further authorization by the Company Board, whose approval of this Agreement prior to the date hereof will constitute the approval of that amendment or supplement.

          (b) Except as Section 9.02(a) otherwise provides, the parties may amend this Agreement if and to the extent that their respective boards of directors authorize them to do so, at any time before or after the Company's stockholders have approved the agreement of merger this Agreement contains, if the DGCL requires that approval, but, after any such approval, the parties hereto may not effect any further amendment which by law requires further approval by those stockholders without that further approval. To be effective, any amendment hereto must be in a written document each party has executed and delivered to the other parties.

          Section 9.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties, by action their respective boards of directors have taken or authorized, may, to the extent applicable Governmental Requirements permit:

          (1) extend the time for the performance of any of the obligations or other acts of any party;

          (2) waive any inaccuracies in the representations and warranties this Agreement contains; or

          (3) waive compliance with any of the covenants or other agreements or conditions this Agreement contains.

To be effective, any agreement on the part of a party to any such extension or waiver must be in a written document that party has executed and delivered to the other parties.

          Section 9.05. INDEPENDENT DIRECTOR APPROVAL. After Sub's nominees have become members of the Company Board under Section 7.05 and prior to the Effective Time, the Company may not:

          (1) amend or terminate this Agreement or

          (2) take any action under Section 9.04,

unless a majority of the Independent Directors then in office, as well as a majority of the whole Company Board, shall have duly authorized that action.

                                   ARTICLE TEN

                                  MISCELLANEOUS

          Section 10.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties herein will:

          (1) if made by Parent or Sub, terminate and expire as of the Effective Time; and

          (2) if made by the Company, terminate and expire as of the time Sub accepts Shares for payment in the Offer; provided, however, that if, prior to that payment and after all Offer Conditions have been satisfied or waived by Sub, to the extent waivable by

     Sub, as of the then scheduled Expiration Date, Sub has extended the Offer because less than 90% of all outstanding Shares have been validly tendered and not subsequently properly withdrawn, the representations and warranties of the Company herein will terminate and expire as of that then scheduled Expiration Date.

After a representation and warranty has terminated and expired, no claim for damages or other relief may be made or prosecuted through litigation or otherwise by any Person who would have been entitled to that relief on the basis of that representation and warranty prior to its termination and expiration. This Section 10.01 will not limit or otherwise affect any covenant or agreement of any party which by its terms contemplates performance by that party after the Effective Time.

          Section 10.02. NOTICES. All notices and other communications hereunder must be in writing and will be deemed given if delivered personally, telecopied or otherwise sent by means of electronic communications equipment (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as it has specified by like notice):

          (a) if to Parent or Sub, to it at

              10111 Richmond Avenue
              Suite 500
              Houston, Texas 77042

              Attention:  Kathleen A. Hogenson

              Telecopy No.:  (713) 986-4216
              Email:  kathy.hogenson@santos.com

          With a copy, which will not constitute notice for purposes hereof, to:

              Baker Botts L.L.P.
              910 Louisiana Street
              Houston, Texas 77002-4995

              Attention:  James DeMent

              Telecopy:  (713) 229-1816
              Email:  james.dement@bakerbotts.com

          and

          (b) if to the Company, to it at

              500 North Water Street
              Suite 1100
              Corpus Christi, Texas 78471

              Attention:  Michael E. Johnson

              Telecopy No.:  (361) 883-7464
              Email:  johnson@esenjay.com

          With a copy, which will not constitute notice for purposes hereof, to:

              Porter & Hedges L.L.P.
              700 Louisiana Street
              Houston, Texas 77002

              Attention:  Samuel N. Allen
                                 or
                          T. William Porter

              Telecopy:  (713) 226-0229
              Email:  snallen@porterhedges.com

          Section 10.03. DEFINITIONS AND INTERPRETATION. (a) Capitalized terms this Agreement uses have the meanings Exhibit C specifies. The parties hereto, by this reference to Exhibit C, hereby incorporate it herein.

          (b) Except as this Agreement otherwise specifies, all references herein to any Governmental Requirement, including the Code, ERISA, the Exchange Act and the Securities Act, are references to that Governmental Requirement or any successor Governmental Requirement, as the same may have been amended or supplemented from time to time, and any rules or regulations promulgated thereunder.

          (c) This Agreement uses the words "herein," "hereof" and "hereunder" and words of similar import to refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article," "Section," "Schedule" and "Exhibit" refer to Articles and Sections of and Schedules and Exhibits to this Agreement, unless it otherwise specifies. This Agreement uses the word "party" to refer to any original signatory hereto and its permitted successors and assigns under Section 10.07.

          (d) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

          (e) The word "including," and, with correlative meaning, the word "include," means including, without limiting the generality of any description preceding that word, and the words "shall" and "will" are used interchangeably and have the same meaning.

          (f) The term "business day" means any day other than a day on which commercial banks are authorized or required to close in New York City.

          (g) The phrase "to the knowledge of the Company" or phrases with similar wording, when used in this Agreement to qualify any representation and warranty of the Company, means the collective knowledge, after reasonable investigation, of the executive officers of the Company and each other individual who holds a management position with the Company on or after the date of this Agreement; provided, however, that if any Governmental Requirement to which any such representation or warranty refers specifies a different meaning for that phrase, the meaning that Governmental Requirement specifies will apply for purposes of that representation and warranty.

          (h) The language this Agreement uses will be deemed to be the language the parties have chosen to express their mutual intent, and no rule of strict construction will be applied against any party.

          (i) This Agreement includes captions to Articles, Sections and subsections of, and Schedules and Exhibits to, this Agreement for convenience of reference only, and these captions do not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

          Section 10.04. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          Section 10.05. ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement, together with the Schedules, the Company Disclosure Letter and Exhibit C:

          (1) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and

          (2) except for Article Three and Section 7.07, are not intended to confer on any Person other than the parties any rights or remedies hereunder.

          Section 10.06. PUBLICITY. Except as any applicable Governmental Requirement or the rules of the National Association of Securities Dealers, Inc. otherwise require, for so long as this Agreement is in effect, the Company will not, and will not permit any of its Affiliates to, issue or cause the publication of any press release or other public announcement with respect to the transactions this Agreement contemplates without the consent of Parent, which consent Parent will not unreasonably withhold.

          Section 10.07. ASSIGNMENT. This Agreement and the rights, interests or obligations of the parties hereunder may not be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding on, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          SECTION 10.08. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF THAT WOULD CAUSE THE LAWS OF ANY OTHER JURISDICTION TO APPLY.

          Section 10.09. EXERCISE OF RIGHTS AND REMEDIES. Except as this Agreement otherwise provides, no delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party will impair any such right, power or remedy, nor will it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor will any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

          Section 10.10. REFORMATION AND SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

          Section 10.11. REMEDIES CUMULATIVE. No right, remedy or election any provision of this Agreement gives will be deemed exclusive, but each will be cumulative with all other rights, remedies and elections available at law or in equity.

          Section 10.12. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement in the Appropriate Delaware Court, this being in addition to any other remedy to which law or in equity entitles them. Each party will:

          (1) submit itself to the personal jurisdiction of the Appropriate Delaware Court with respect to any dispute that arises out of this Agreement or any transaction this Agreement contemplates;

          (2) not attempt to deny or defeat that personal jurisdiction by motion or other request for leave from any such court; and

          (3) not bring any action relating to this Agreement or any transaction this Agreement contemplates in any court other than the Appropriate Delaware Court.

          The parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          SANTOS AMERICAS AND EUROPE CORPORATION

                                          By /s/ Kathleen A. Hogenson
                                             -----------------------------------
                                             Kathleen A. Hogenson
                                             President

                                          ECM ACQUISITION COMPANY

                                          By /s/ Kathleen A. Hogenson
                                             -----------------------------------
                                             Kathleen A. Hogenson
                                             President

                                          ESENJAY EXPLORATION, INC.

                                          By /s/ Michael E. Johnson
                                             -----------------------------------
                                             Michael E. Johnson
                                             President

                                  SCHEDULE 2.03

                                     to the

                                    Agreement
                                    to which
                     Santos Americas and Europe Corporation,
                             ECM Acquisition Company
                                       and
                            Esenjay Exploration, Inc.
                                   are parties

                        EFFECTS OF THE MERGER - OFFICERS

          1. DEFINITIONS. Capitalized terms this Schedule uses, but does not define, have the meanings the captioned Agreement specifies.

          2. OFFICERS. Effective as of the Effective Time, the officers of the Surviving Corporation will be as follows:

              NAME                                      OFFICE

      Kathleen A. Hogenson                             President

      Peter R. Robinson                        Vice President, Secretary and
                                                          Treasurer

                                 End of Schedule

                                  SCHEDULE 3.02
                                     to the

                                    Agreement
                                    to which
                     Santos Americas and Europe Corporation,
                             ECM Acquisition Company
                                       and
                            Esenjay Exploration, Inc.
                                   are parties

              DERIVATIVE SECURITIES AND DERIVATIVE SECURITIES PLANS

          1. DEFINITIONS. Capitalized terms this Schedule uses, but does not define, have the meanings the captioned Agreement specifies.

          2. OPTIONS. Effective as of the Effective Time, each then outstanding Option will automatically convert into solely the right to receive with respect to each Share subject thereto, without interest, cash in the amount equal to the amount by which the Merger Consideration exceeds the exercise price payable to purchase that Share under that Option.

          3. WARRANTS. Effective as of the Effective Time, each then outstanding Warrant will automatically convert into solely the right to receive with respect to each Share (or stock unit or other phantom equivalent to a Share) subject thereto, without interest, cash in the amount, if any, equal to the amount by which the Merger Consideration exceeds the exercise price payable to purchase that Share (or stock unit or other phantom equivalent to a Share) under that Warrant.

          4. OPTION PLAN. The Company will take the action respecting the Option Plan which Schedule 7.04 specifies.

                                 End of Schedule

                                  SCHEDULE 4.01
                                     to the

                                    Agreement
                                    to which
                     Santos Americas and Europe Corporation,
                             ECM Acquisition Company
                                       and
                            Esenjay Exploration, Inc.
                                   are parties

                              LIST OF SUBSIDIARIES

          1. DEFINITIONS. Capitalized terms this Schedule uses, but does not define, have the meanings the captioned Agreement specifies.

          2. SUBSIDIARIES. The Company has no Subsidiaries.

                                 End of Schedule

                                  SCHEDULE 7.04
                                     to the

                                    Agreement
                                    to which
                     Santos Americas and Europe Corporation,
                             ECM Acquisition Company
                                       and
                            Esenjay Exploration, Inc.
                                   are parties

                                    BENEFITS

          1. DEFINITIONS. Capitalized terms this Schedule uses, but does not define, have the meanings the captioned Agreement specifies.

          2. SEVERANCE PLAN. Prior to the consummation of the Offer, the Company will amend the Severance Plan, in form and substance satisfactory to Parent, to provide:

          (A) only individuals who are "Employees" on the date of this Agreement will be "Participants" under the Severance Plan;

          (B) the transfer of a "Participant's" employment with the Company to an Affiliate of Parent will not, in and of itself, constitute a termination of employment by the "Employer" for any purpose of the Severance Plan or a "Good Reason" for that "Participant" to terminate that employment.

Parent acknowledges that the consummation of the Offer will constitute a "Change in Control" under Section 2.4(b) of the Severance Plan and will cause the Company thereafter to perform its obligations under the Severance Plan, and to make any payments to its employees the Severance Plan will require it to pay consistent with the methodology underlying the schedule to which Section 4.10(e) refers. The quoted terms this Section 2 uses have the meanings the Severance Plan specifies.

          3. OPTION PLAN. Prior to the consummation of the Offer, the Company will amend the Option Plan to provide that no additional Options will granted thereunder after the date of this Agreement except as disclosed in the Company Disclosure Letter. In addition, the Company will amend the LIP to:

          (A) provide that no "Incentive Awards" granted after the date of this Agreement can include, or become payable in whole or in part with, any Common Stock or other equity security; and

          (B) to delete the parenthetical phrase "(other than cash)" wherever it appears in Section 5.5(a) of the LIP.

The quoted term this Section 3 uses has the meaning the LIP specifies.

          4. SAVINGS PLAN. Prior to the consummation of the Offer, the Company will amend the Savings Plan, in form and substance satisfactory to Parent, to provide only individuals who are "Employees" on the date of this Agreement will be "Participants" under the Savings Plan. Immediately on execution of this Agreement, the Company will adopt an amendment to the Savings Plan, in a form acceptable to the Parent, to provide that the participants in the Savings Plan shall have the right to direct a tender of Shares held by the trustee of the Savings Plan and to clarify that the Company and its officers shall have no fiduciary liability for the actions of the participants. The quoted terms this
Section 4 uses has the meanings the Savings Plan specifies.

          5. SERVICE CREDIT. Parent will deem the period of continuous employment with the Company Entities to be service with the Parent for purposes of determining eligibility to join, and vesting under, the Parent's 401(k) Plan. Parent will recognize all industry service for purposes of determining vacation eligibility. Eligibility for a bonus under any bonus plan of Parent in which employees of the Company on the date of this Agreement become entitled to participate will be pro-rated on the basis of the number of complete months of service with Parent following the consummation of the Merger.

          6. CURRENT BONUS PLAN. Parent will cause the Company to make the payments which become due after the consummation of the Offer under the Current Bonus Plan as the Company Disclosure Letter sets forth.

                                 End of Schedule

                                  SCHEDULE 7.06

                                     to the

                                    Agreement
                                    to which
                     Santos Americas and Europe Corporation,
                             ECM Acquisition Company
                                       and
                            Esenjay Exploration, Inc.
                                   are parties

                                FEES AND EXPENSES

          1. DEFINITIONS. Capitalized terms this Schedule uses, but does not define, have the meanings the captioned Agreement specifies.

          2. The Company will pay the Termination Fee, if it has become payable under Section 7.06, in accordance with the following wire-transfer instructions:

                                 Bank of America
                                  ABA 111000012
                               A/C No. 3750493171

                                 End of Schedule

                                  Exhibit A

                            Stockholders Agreement

                             STOCKHOLDERS AGREEMENT

            Santos Americas and Europe Corporation ("Parent"), a Delaware corporation, and the holders of outstanding common stock of Esenjay Exploration, Inc. (the "Company"), a Delaware corporation, to which this Agreement refers to as "Stockholders" on the signature pages hereof (the "Stockholders") hereby enter into this Agreement dated as of March 17, 2002.

                              PRELIMINARY STATEMENT

            Parent and its subsidiary, ECM Acquisition Company ("Sub"), a Delaware corporation, propose to enter into an agreement dated as of March 17, 2002 with the Company (the "Acquisition Agreement"). On the terms and subject to the conditions the Acquisition Agreement contains, Parent proposes to acquire the Company in a two-step transaction. The first step would be a tender offer by Sub for all the outstanding shares of the Company's common stock, and the second step would be a follow-on merger between Sub and the Company in which the Company would become the surviving corporation.

            The board of directors of the Company has:

      o determined that Parent's proposed tender offer and merger are fair to and in the best interests of the Company's stockholders;

      o declared the agreement of merger the Acquisition Agreement contains advisable and resolved to recommend that the holders of the Company's common stock accept that offer and adopt that agreement of merger; and

      o     authorized the Company to enter into the Acquisition Agreement.

            The Stockholders collectively own approximately 53% of the shares of the Company's common stock issued and outstanding as of March 1, 2002. In order to induce Parent and Sub to enter into and thereafter perform their respective obligations under the Acquisition Agreement, the Stockholders are entering into this Agreement.

                                    AGREEMENT

            In consideration of the premises and the covenants and other undertakings this Agreement contains, the parties, intending to be legally bound hereby, agree as follows:

            Section 1. DEFINITIONS. (a) In this Agreement:

            (1) the "Original Shares" of a Stockholder means the number of shares of Common Stock which appears opposite that Stockholder's name on the signature pages hereof; and

            (2) the "Subject Shares" of a Stockholder means that Stockholder's Original Shares together with:

                (A) all shares of Common Stock or other Capital Stock, all
            Derivative Securities, including any preferred stock purchase rights, and all other properties or rights, including any phantom securities, to which that Stockholder hereafter becomes entitled by reason of any dividend or other distribution the Company pays or makes in respect of the Common Stock or any other class or series of its Capital Stock;

                (B) all properties, securities and rights to which that
            Stockholder becomes entitled by reason of any split, combination or reclassification of the Common Stock or any other Capital Stock of the Company or any issuance by the Company in respect or lieu of or in substitution for shares of its Capital Stock; and

                (C) all properties, securities and rights of any type to which clause (2)(A) or (B) of this definition refers which that Stockholder purchases or otherwise acquires after the date hereof from the Company or any other Person.

            (b) Capitalized terms this Agreement uses, but does not define, have the meanings the Acquisition Agreement specifies. References herein to "this Agreement" are to this Agreement as it may be amended, modified or supplemented from time to time hereafter in writing by each party against which another party seeks to enforce that amendment, modification or supplement.

            Section 2. TENDER OF SUBJECT SHARES. (a) Each Stockholder will (1) effect a valid tender under and in accordance with the terms of the Offer, as soon as practicable after the Offer Commencement Date and in no event later than prior to the initially scheduled Expiration Date, of all that Stockholder's Subject Shares and (2) not withdraw or attempt to withdraw those tendered Subject Shares from the Offer until after the first to occur of (A) the termination of the Acquisition Agreement by the Company under Section 9.01(a)(4) thereof or (B) a termination of the Offer in accordance with its terms prior to the purchase by Sub of any Shares thereunder. Any tender of Subject Shares by a Stockholder in accordance with this Section 2 must include the physical delivery of certificates representing those Subject Shares and the execution and delivery of a properly completed letter of transmittal with respect thereto.

            (b) If the Subject Securities of a Stockholder include property, securities or rights that Sub has not amended the Offer to include, this Section 2 will not require that Stockholder to tender, and Sub will not be required to amend the Offer to include, any property, securities or rights not so included.

            Section 3. VOTING OF SUBJECT SHARES. (a) If the agreement of merger the Acquisition Agreement contains is duly submitted to the stockholders of the Company for their approval or disapproval, each Stockholder will duly and properly vote all that Stockholder's Subject Shares entitled to vote on that matter in favor of the adoption of that agreement.

            (b) If any action or agreement is duly submitted to the stockholders of the Company which, if taken or effected, reasonably could be expected to

            (1) result in a breach of any representation, warranty, covenant or other agreement of the Company in or under the Acquisition Agreement, or

            (2) prevent, impede, interfere with, delay or postpone the consummation of the Offer or the Merger, including any Acquisition Proposal,

each Stockholder will duly and properly vote all that Stockholder's Subject Shares entitled to vote on that matter against the taking of that action or the effecting of that agreement.

            (c) If any action by the stockholders or the Company to which
Section 3(a) or (b) refers is sought to be taken by written consent in lieu of a meeting of those stockholders, each Stockholder will give or withhold that Stockholder's consent thereto to the same effect as if that action were presented for approval or disapproval at such a meeting.

            (d) Each Stockholder:

            (1) hereby irrevocably grants to, and appoints, Kathy Hogenson and Peter Robinson, or either of them, in their respective capacities as officers of Parent or Sub, and any individual who hereafter succeeds to any such office, and each of them individually, that Stockholder's proxy and attorney-in-fact, with full power of substitution, for and in the name, place and stead of that Stockholder, to vote that Stockholder's Subject Shares in accordance with this Section 3;

            (2) represents that any proxies that Stockholder has heretofore given in respect of any of that Stockholder's Subject Shares are not irrevocable and hereby revokes all such proxies and agrees to give all notices required to evidence that revocation;

            (3) acknowledges that Stockholder's understanding that Parent is entering into the Acquisition Agreement in reliance on that Stockholder's execution and delivery of this Agreement and affirms that that Stockholder is granting the irrevocable proxy this Section 3 contains in connection with Parent's execution and delivery of the Acquisition Agreement and to secure the performance by that Stockholder of that Stockholder's obligations hereunder;

            (4) affirms that that irrevocable proxy is coupled with an interest and may not be revoked under any circumstances; and

            (5) ratifies all that the proxies and attorneys-in-fact designated by that proxy lawfully may do or cause to be done in their several capacities as such and confirms that that proxy is intended to be irrevocable under the applicable Delaware law.

            Section 4. NO INCONSISTENT ARRANGEMENTS. Each Stockholder agrees that, except as the Acquisition Agreement and this Agreement otherwise provide or contemplate, that Stockholder will not:

            (1) sell, transfer, pledge, assign or otherwise dispose of (collectively, "Transfer"), for value, by gift or otherwise, or consent to or permit any Transfer of, any of that Stockholder's Subject Shares or any interest therein;

            (2) enter into any contract, option or other agreement or understanding respecting any such Transfer;

            (3) grant any proxy, power-of-attorney or other authorization respecting those Subject Shares;

            (4) deposit into a voting trust, or enter into a voting agreement respecting, any of those Subject Shares; or

            (5) take any other action that reasonably could be expected in any way to restrict, limit or interfere with the performance by that Stockholder of that Stockholder's obligations hereunder or with the consummation of the Offer or the Merger.

            Section 5. WAIVER OF APPRAISAL RIGHTS. Each Stockholder hereby waives all rights of appraisal or dissent that Stockholder has under the DGCL with respect to the Merger.

            Section 6. TREATMENT OF CONFIDENTIAL INFORMATION. (a) Each of Michael E. Johnson, David W. Berry and David B. Christofferson (the "Receiving Stockholders"), severally and not jointly with any other Person, acknowledges that he has or may have had in the past, currently has and in the future may have access to Confidential Information of the Company Entities and Parent and its Affiliates. Each Receiving Stockholder, severally and not jointly with any other Person, agrees that he will keep confidential and not use, directly or indirectly, for his own benefit or the benefit of any business of any Person other than the Company Entities and Parent and its Affiliates, all that Confidential Information that Receiving Stockholder has or hereafter obtains and, except with the specific prior written consent of Parent, will not disclose that Confidential Information to any Person except (1) Representatives of Parent and (2) his own Representatives, provided that these Representatives, other than counsel, agree to the confidentiality provisions of this Section 6; provided, however, that, for purpose of this Section 6(a), Confidential Information a Receiving Stockholder has does not include such information as:

            (1) becomes known to the public generally through no fault of that Receiving Stockholder;

            (2) is required to be disclosed by law or the order of any Governmental Authority under color of law, provided, that prior to the disclosure by that Receiving Stockholder of any information under this clause (2), that Receiving Stockholder will give prior written notice thereof to Parent and provide Parent with the opportunity to contest that disclosure; or

            (3) that Receiving Stockholder reasonably believes is required to be disclosed in connection with the defense of a lawsuit against that Receiving Stockholder.

In the event of a breach or threatened breach by any Receiving Stockholder of the provisions of this Section 6 with respect to any Confidential Information, Parent or the Company will be entitled to an injunction restraining that Receiving Stockholder from disclosing, in whole or in part, that Confidential Information. Nothing herein shall be construed as prohibiting Parent or the Company from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

            (b) Because of (1) the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 6(a) and (2) the immediate and irreparable damage that would be caused to Parent or the Company for which it would have no other adequate remedy, each of the Receiving Stockholders agrees that Parent or the Company may enforce the provisions of
Section 6(a) by injunctions and restraining orders against each of them who breaches any of those provisions.

            Section 7. REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants to Parent that, as applied solely to that Stockholder, all the following representations and warranties in this Section 7 are as of the date of this Agreement, and will be immediately prior to Sub's payment for that Stockholder's Subject Shares, true and correct:

            (1) the Stockholder:

                (A) is the record and beneficial owner of, and has good and marketable title to, the Stockholder's Original Shares and, as of the date Sub consummates the Offer, all other Subject Shares the Stockholder hereafter acquires, in each case free and clear of any "adverse claim," as the applicable Uniform Commercial Code defines that term, or other lien or encumbrance; and

                (B) has and will have, with respect to the Original Shares, and will have, with respect to all other Subject Shares the Stockholder hereafter acquires, the sole right to Transfer and direct the voting of those securities;

            (2) except as this Agreement or the Option Agreement otherwise provides, none of the Original Shares is, and none of the other Subject Shares the Stockholder hereafter acquires will be, subject to any voting trust, voting agreement or other agreement, arrangement or restriction respecting the Transfer or voting of any of those securities;

            (3) the Stockholder has the full power, legal capacity and authority to execute, deliver and perform the Stockholder's obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as that enforceability may be:

                (A) limited by any applicable bankruptcy, insolvency,
            reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally; and

                (B) subject to general principles of equity, regardless of whether that enforceability is considered in a proceeding in equity or at law;

            (4) if the Stockholder is an Entity, the Stockholder has obtained, in accordance with all applicable Governmental Requirements and its Charter Documents, all approvals and the taking of all actions necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement;

            (5) if the Stockholder is acting otherwise than in his individual capacity, whether as an executor or a guardian or in any other fiduciary or representative capacity, all actions on the part of the Stockholder and all other Persons, including any court, necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement have been duly taken;

            (6) the Stockholder's execution, delivery and performance in accordance with its terms of this Agreement and the effectuation of the transactions this Agreement contemplates do not and will not:

                (A) violate or conflict with any Governmental Requirement;

                (B) breach or constitute a default under any agreement or
            instrument to which the Stockholder is a party or by which the Stockholder or any Subject Shares the Stockholder owns is bound;

                (C) result in the creation or imposition of, or afford any
            Person the right to obtain, any lien upon any Subject Shares the Stockholder owns, or upon any revenues, income or profits of the Stockholder therefrom; or

                (D) if the Stockholder is an Entity, violate the Stockholder's
            Charter Documents; and

            (7) no litigation is pending or, to the knowledge of the Stockholder, threatened to which the Stockholder is or may become a party which:

                (A) questions or involves the validity or enforceability of any of the Stockholder's obligations under this Agreement; or

                (B) seeks, or reasonably could be expected to seek, (1) to prevent or delay the consummation by the Stockholder of the transactions this Agreement contemplates the Stockholder will consummate or (2) damages in connection with any such consummation.

            Section 8. SEVERAL NATURE OF OBLIGATIONS. The obligations of each Stockholder under this Agreement are several and not joint, or joint and several, with the obligations of any other Stockholder under this Agreement.

            Section 9. TERMINATION OF VARIOUS OBLIGATIONS. The obligations of each Stockholder under Sections 2, 3, 4 and 5, and the irrevocable proxy each Stockholder has granted in Section 3, will terminate on the first to occur of the termination of the Acquisition Agreement by the Company under Section 9.01(a)(4) thereof or the termination by Sub of the Offer without purchasing any Shares thereunder. The obligations of each Receiving Stockholder under Section 6 will terminate on the termination by Sub of the Offer without purchasing any Shares thereunder, but, except for termination on that occurrence, will continue in accordance with its terms notwithstanding any termination of the Acquisition Agreement.

            Section 10. NOTICES. All notices and other communications hereunder must be in writing and will be deemed given if delivered personally, telecopied or otherwise sent by means of electronic communications equipment (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as it has specified by like notice):

                (1) if to Parent, to it at

                        10111 Richmond Avenue
                        Suite 500
                        Houston, Texas 77042

                        Attention: Kathleen A. Hogenson

                        Telecopy No.: (713) 986-4216
                        Email: kathy.hogenson@santos.com

                  With a copy, which will not constitute notice for purposes hereof, to:

                        Baker Botts L.L.P.
                        910 Louisiana Street
                        Houston, Texas 77002-4995

                        Attention:  James DeMent

                        Telecopy: (713) 229-1816
                        Email: james.dement@bakerbotts.com

                  and

            (2) if to a Stockholder, to the address set forth opposite that Stockholder's name on the signature pages hereto.

            Section 11. CONSTRUCTION AND INTERPRETATION. (a) This Agreement uses the words "herein," "hereof" and "hereunder" and words of similar import to refer to this Agreement as a whole and not to any provision of this Agreement, and the word "Section" refers to a Section of this Agreement, unless it otherwise specifies. This Agreement uses the word "party" to refer to any original signatory hereto and its permitted successors and assigns under Section 15.

            (b) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

            (c) The word "including," and, with correlative meaning, the word "include," means including, without limiting the generality of any description preceding that word, and the words "shall" and "will" are used interchangeably and have the same meaning.

            (d) The language this Agreement uses will be deemed to be the language the parties have chosen to express their mutual intent, and no rule of strict construction will be applied against any party.

            (e) This Agreement includes captions for convenience of reference only, and these captions do not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

            Section 12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective as to any Stockholder when two or more counterparts have been signed by that Stockholder and Parent and delivered to each other, it being understood that to be binding on any Stockholder, no other Stockholder need sign this Agreement and Parent need not sign the same counterpart.

            Section 13. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This
Agreement:

            (1) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and

            (2) except as Section 6 otherwise provides, is not intended to confer on any Person other than the parties any rights or remedies hereunder.

            Section 14. PUBLICITY. (a) Each Stockholder hereby agrees that Parent and any of its Affiliates may publish and disclose in the Offer Documents and the information statement Section 7.01(c) of the Acquisition Agreement contemplates, and any other documents Parent or Sub files with the SEC in connection with the Offer or the Merger, the identity and ownership of Subject Shares by that Stockholder and the nature of that Stockholder's commitments, agreements and understandings under this Agreement.

            (b) Except as any applicable Governmental Requirement or the rules of the National Association of Securities Dealers, Inc. otherwise require, for so long as this Agreement is in effect, no Stockholder will, or will permit any of its Affiliates to, issue or cause the publication of any press release or other public announcement with respect to the transactions this Agreement contemplates without the consent of Parent, which consent Parent will not unreasonably withhold.

            Section 15. ASSIGNMENT. This Agreement and the rights, interests or obligations of the parties hereunder may not be assigned by any Stockholder, whether by operation of law or otherwise, without the prior written consent of Parent. Subject to the preceding sentence, this Agreement will be binding on, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            Section 16. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF THAT WOULD CAUSE THE LAWS OF ANY OTHER JURISDICTION TO APPLY.

            Section 17. EXERCISE OF RIGHTS AND REMEDIES. Except as this Agreement otherwise provides, no delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party will impair any such right, power or remedy, nor will it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor will any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

            Section 18. REFORMATION AND SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

            Section 19. REMEDIES CUMULATIVE. No right, remedy or election any provision of this Agreement gives will be deemed exclusive, but each will be cumulative with all other rights, remedies and elections available at law or in equity.

            Section 20. ENFORCEMENT. Each Stockholder agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, Parent will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement in the Appropriate Delaware Court, this being in addition to any other remedy to which Section 6, law or equity entitles Parent or any of its Affiliates. Each Stockholder will:

            (1) submit itself to the personal jurisdiction of the Appropriate Delaware Court with respect to any dispute that arises out of this Agreement or any transaction this Agreement contemplates;

            (2) not attempt to deny or defeat that personal jurisdiction by motion or other request for leave from any such court; and

            (3) not bring any action relating to this Agreement or any transaction this Agreement contemplates in any court other than the Appropriate Delaware Court.

            The parties have signed this Agreement as of the date first written above.


                                         SANTOS AMERICAS AND
                                         EUROPE CORPORATION


                                         By:
                                             --------------------------
                                             Kathleen A. Hogenson
                                             President

                                         STOCKHOLDERS
No. of Original Shares: 48,000
Aspect Resources, LLC
511 16th Street, Suite 300               By:
Denver, Colorado  80202                      ----------------------
                                             Alex M. Cranberg



                                         ASPECT ENERGY, LLC

                                         BY: ASPECT MANGEMENT CORPORATION,
No. of Original Shares: 4,729,456             MANAGER
c/o Alex M. Cranberg
Aspect Resources, LLC                    BY:
511 16th Street, Suite 300                   --------------------
Denver, Colorado  80202                      ALEX M. CRANBERG
                                             PRESDIENT



No. of Original Shares:  132,754
Esenjay Exploration, Inc.
500 North Water, Suite 1100              By: /s/
Corpus Christi, Texas  78471                 ------------------------
                                             Michael E. Johnson



                                         ESENJAY PETROLEUM CORPORATION


No. of Original Shares:  4,896,415
c/o Michael E. Johnson
Esenjay Exploration, Inc.                By:
500 North Water, Suite 1100                  ------------------------
Corpus Christi, Texas  78471                 Michael E. Johnson
                                             President

No. of Original Shares:  202,297
Esenjay Exploration, Inc.
500 Dallas, Suite 2920                   By:
Houston, Texas  77002                       --------------------------
                                            David W. Berry


No. of Original Shares:  0
Aspect Resources, LLC
511 16th Street, Suite 300               By:
                                             -------------------------
Denver, Colorado 80202                       Alex B. Campbell


No. of Original Shares:  14,000
Pollicoff, Smith & Remel
One Greenway Plaza, Suite 300            By:
Houston, Texas 77046                         -------------------------
                                             Jeffrey B. Pollicoff


No. of Original Shares:  12,000
Randall & Dewey Incorporated
16800 Greenspoint Park Drive, Suite 380S By:
Houston, Texas 77060                         -------------------------
                                             Jack P. Randall


No. of Original Shares:  12,000
Smith International Inc.
16740 E. Hardy Street                    By:
Houston, Texas 77032                         -------------------------
                                             Hobart A. Smith


No. of Original Shares:  12,470
Esenjay Exploration, Inc.
500 Dallas, Suite 2920                   By:
Houston, Texas 77002                         -----------------------------
                                             David B. Christofferson



No. of Original Shares:  12,000
110 Ocean Way                            By:
Corpus Christi, Texas 78411                  ----------------------
                                             William D. Dodge

                                     Exhibit B

                                 Option Agreement

                                OPTION AGREEMENT

            Santos America and Europe Corporation ("Parent"), a Delaware corporation, and the holders of outstanding common stock of Esenjay Exploration, Inc. (the "Company"), a Delaware corporation, to which this Agreement refers to as "Stockholders" on the signature pages hereof (the "Stockholders") hereby enter into this Agreement dated as of March 17, 2002.

                              PRELIMINARY STATEMENT

            Parent and its subsidiary, ECM Acquisition Company ("Sub"), a Delaware corporation, propose to enter into an agreement dated as of March 17, 2002 with the Company (the "Acquisition Agreement"). On the terms and subject to the conditions the Acquisition Agreement contains, Parent proposes to acquire the Company in a two-step transaction. The first step would be a tender offer by Sub for all the outstanding shares of the Company's common stock, and the second step would be a follow-on merger between Sub and the Company in which the Company would become the surviving corporation.

            The board of directors of the Company has:

      o determined that Parent's proposed tender offer and merger are fair to and in the best interests of the Company's stockholders;

      o declared the agreement of merger the Acquisition Agreement contains advisable and resolved to recommend that the holders of the Company's common stock accept that offer and adopt that agreement of merger; and

      o     authorized the Company to enter into the Acquisition Agreement.

            The Stockholders collectively own approximately 52% of the shares of the Company's common stock issued and outstanding as of March 1, 2002. In order to induce Parent and Sub to enter into and thereafter perform their respective obligations under the Acquisition Agreement, the Stockholders are entering into this Agreement.

                                    AGREEMENT

            In consideration of the premises and the covenants and other undertakings this Agreement contains, the parties, intending to be legally bound hereby, agree as follows:

            Section 1. DEFINITIONS. (a) In this Agreement:

            (1) the "Original Shares" of a Stockholder means the number of shares of Common Stock which appears opposite that Stockholder's name on the signature pages hereof; and

            (2) the "Subject Shares" of a Stockholder means that Stockholder's Original Shares together with:

                (A) all shares of Common Stock or other Capital Stock, all
            Derivative Securities, including any preferred stock purchase rights, and all other properties or rights, including any phantom securities, to which that Stockholder hereafter becomes entitled by reason of any dividend or other distribution the Company pays or makes in respect of the Common Stock or any other class or series of its Capital Stock;

                (B) all properties, securities and rights to which that
            Stockholder becomes entitled by reason of any split, combination or reclassification of the Common Stock or any other Capital Stock of the Company or any issuance by the Company in respect or lieu of or in substitution for shares of its Capital Stock; and

                (C) all properties, securities and rights of any type to which clause (2)(A) or (B) of this definition refers which that Stockholder purchases or otherwise acquires after the date hereof from the Company or any other Person.

            (b) Capitalized terms this Agreement uses, but does not define, have the meanings the Acquisition Agreement specifies. References herein to "this Agreement" are to this Agreement as it may be amended, modified or supplemented from time to time hereafter in writing by each party against which another party seeks to enforce that amendment, modification or supplement.

            Section 2. OPTION TO PURCHASE SUBJECT SHARES. (a) Each Stockholder hereby grants to Parent an irrevocable option (each such option, a "Purchase Option") to purchase from that Stockholder at any time during the Option Exercise Period all that Stockholder's Subject Shares at a total cash option exercise price equal to the product of (1) the total number of that Stockholder's Original Shares multiplied by (2) $2.84 (each such price, a "Purchase Price").

            (b) In this Section 2, "Option Exercise Period" means, if Parent becomes entitled to, and does, terminate the Acquisition Agreement under Section 9.01(a)(3) thereof or the Company becomes or purports to become entitled to, and does or purportedly does, terminate this Agreement under Section 9.01(a)(4) thereof, the period of 30 days beginning the date of that termination or purported termination; provided, however, that if the Offer Commencement Date shall have previously occurred, that 30-day period will begin on the next day following the date Sub terminates the Offer without having purchased any Shares thereunder.

            (c) Parent must exercise each Purchase Option in whole only and must exercise all Purchase Options at the same time. To exercise the Purchase Options, Parent must deliver to each Stockholder a written notice of Parent's intention to effect that exercise, and the closing of the purchase of the Subject Shares subject to the Purchase Options will take place:

            (1) in accordance with the escrow arrangement Section 2(d) describes below or, if for any reason that escrow arrangement and the deposit thereunder of the Subject Shares has not occurred when Parent exercises the Purchase Options,

            (2) in the office of Baker Botts LLP in Houston, Texas.

In the latter case, Parent will designate in that notice the date and time of the closing, which date may be the next day after Parent has delivered that notice. At that closing, Parent will pay in respect of each Purchase Option the Purchase Price payable under that Purchase Option against delivery of the certificates representing the Subject Shares subject to that Purchase Price, duly endorsed for transfer to Parent.

            (d) Each Stockholder agrees to deposit as promptly as possible (1) certificates representing all of that Stockholder's Subject Shares, duly endorsed in blank with signatures guaranteed, and (2) an irrevocable power of attorney with Bank of America, Bank of New York or such other party as may be mutually agreed upon by the Parent and the Stockholders, as escrow agent (the "Escrow Agent") under an escrow agreement substantially in the form of Annex A with such changes therein, if any, as the Escrow Agent may require or as Parent and the Stockholders may agree (the "Escrow Agreement"). The irrevocable power of attorney shall authorize the Escrow Agent to effect a valid tender of such Subject Shares under and in accordance with the terms of the Offer, pursuant to the terms of the Stockholders Agreement. This shall include, without limitation, physical delivery of such certificates and the execution and delivery of a properly completed letter of transmittal and any other required documentation or instruments with respect thereto. If any Stockholder withdraws its tendered Subject Shares from the Offer in accordance with the terms of the Stockholders Agreement, the Escrow Agent shall hold such Subject Shares in escrow until Parent exercises its Purchase Option with respect thereto or the Option Exercise Period has otherwise ended. When that escrow is established (the "Escrow"), the Purchase Options may be exercised in accordance with this Section 2, by delivery to the Escrow Agent of a notice in the form of Exhibit 1 to the Escrow Agreement and the Purchase Prices thereunder.

            Section 3. LIMITATION ON COMPETITION. (a) Each Stockholder agrees, severally and not jointly with any other Person, that that Stockholder will not, during the period beginning on the date hereof and ending on the first anniversary of the date hereof (the "Non-Compete Period"), directly or indirectly, for any reason, for that Stockholder's own account or on behalf of or together with any other Person:

            (1) acquire or enter into an agreement to acquire, directly or through direct or indirect ownership or contract rights with respect to a Person, including without limitation whether as principal, agent, stockholder, partner, joint venturer, employer, employee or in any other capacity, any interest (an "Interest") of any kind or character in the lands or in the minerals on or under said lands whatsoever located within the Non-Compete Area (as Annex B defines that term), whether by means of lease, purchase, assignment, trade, sublease, easement, farmout, or any other form of acquisition, including any merger with or acquisition of stock or ownership interests in any other Person; or

            (2) call on or otherwise solicit, directly or indirectly through any Person, any natural person who is at that time employed by the Company in any managerial capacity with the purpose or intent of attracting that person from the employ of the Company.

Notwithstanding the foregoing, any Stockholder may own and hold as a passive investment up to 10% of the outstanding Capital Stock of a competing Entity. In the event that a Stockholder acquires an Interest in the Non-Compete Area during the Non-Compete Period, that Stockholder (the "Acquiring Stockholder") must promptly notify Parent in writing of that acquisition, including a full description of the acquired Interest and the rights, obligations and duties with respect thereto, accompanied by a copy of any acquisition agreement and any other relevant documents. Within 30 days following that acquisition, the Acquiring Stockholder will convey, transfer and assign all its rights, titles, and interests in the Interest so acquired to the Company without consideration.

            (b) Because of (1) the difficulty of measuring economic losses to Parent or the Company as a result of any breach by a Stockholder of that Stockholder's covenants in Section 3(a) and (2) the immediate and irreparable damage that could be caused to Parent or the Company for which it would have no other adequate remedy, each Stockholder agrees that Parent or the Company may enforce the provisions of Section 3(a) by injunctions and restraining orders against that Stockholder if that Stockholder breaches any of those provisions. The breaching Stockholder will be responsible for, and Parent and the Company will be entitled to receive reimbursement of, all costs of enforcing their rights under this Section 3, including reasonable attorney's fees.

            (c) The parties each agree that Sections 3(a) and (b) impose a reasonable restraint on the Stockholders in light of the activities and business of Parent and the Company on the date hereof and the current business plans of the Company and Parent and its Affiliates.

            (d) The covenants in this Section 3 are severable and separate, and the unenforceability of any specific covenant in this Section 3 is not intended by any party to, and will not, affect the provisions of any other covenant in this Section 3. If any court of competent jurisdiction determines that the scope, time or territorial restrictions Section 3(a) sets forth are unreasonable as applied to any Stockholder, the parties, including that Stockholder, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby will be reformed to that extent as applied to that Stockholder and any other Stockholders similarly situated.

            (e) All the covenants in this Section 3 are intended by each party to be, and will be construed as, an agreement independent of any other provision in this Agreement. It is specifically agreed that the time periods Section 3(a) specifies will be computed in the case of each Stockholder by excluding from that computation any time during which that Stockholder is in violation of any provision of Section 3(a). The covenants this Section 3 contains will not be affected by any breach of any other provision hereof by any party.

            (f) Each Stockholder, severally and not jointly with any other Person, hereby agrees that this Section 3 is a material and substantial part of the transactions the Acquisition Agreement contemplates.

            Section 4. REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants to Parent that, as applied solely to that Stockholder, all the following representations and warranties in this Section 4 are as of the date of this Agreement, and will be immediately prior to Sub's payment for that Stockholder's Subject Shares, true and correct:

            (1) the Stockholder:

                (A) is the record and beneficial owner of, and has good and marketable title to, the Stockholder's Original Shares and, as of the date Sub consummates the Offer, all other Subject Shares the Stockholder hereafter acquires, in each case free and clear of any "adverse claim," as the applicable Uniform Commercial Code defines that term, or other lien or encumbrance; and

                (B) has and will have, with respect to the Original Shares, and will have, with respect to all other Subject Shares the Stockholder hereafter acquires, the sole right to Transfer and direct the voting of those securities;

            (2) except as the Stockholders Agreement otherwise provides, none of the Original Shares is, and none of the other Subject Shares the Stockholder hereafter acquires will be, subject to any voting trust, voting agreement or other agreement, arrangement or restriction respecting the Transfer or voting of any of those securities;

            (3) the Stockholder has the full power, legal capacity and authority to execute, deliver and perform the Stockholder's obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as that enforceability may be:

                (A) limited by any applicable bankruptcy, insolvency,
            reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally; and

                (B) subject to general principles of equity, regardless of whether that enforceability is considered in a proceeding in equity or at law;

            (4) if the Stockholder is an Entity, the Stockholder has obtained, in accordance with all applicable Governmental Requirements and its Charter Documents, all approvals and the taking of all actions necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement;

            (5) if the Stockholder is acting otherwise than in his individual capacity, whether as an executor or a guardian or in any other fiduciary or representative capacity, all actions on the part of the Stockholder and all other Persons, including any court, necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement have been duly taken;

            (6) the Stockholder's execution, delivery and performance in accordance with its terms of this Agreement and the effectuation of the transactions this Agreement contemplates do not and will not:

                (A) violate or conflict with any Governmental Requirement;

                (B) breach or constitute a default under any agreement or
            instrument to which the Stockholder is a party or by which the Stockholder or any Subject Shares the Stockholder owns is bound;

                (C) result in the creation or imposition of, or afford any
            Person the right to obtain, any lien upon any Subject Shares the Stockholder owns, or upon any revenues, income or profits of the Stockholder therefrom; or

                (D) if the Stockholder is an Entity, violate the Stockholder's
            Charter Documents; and

            (7) no litigation is pending or, to the knowledge of the Stockholder, threatened to which the Stockholder is or may become a party which:

                (A) questions or involves the validity or enforceability of any of the Stockholder's obligations under this Agreement; or

                (B) seeks, or reasonably could be expected to seek, (1) to prevent or delay the consummation by the Stockholder of the transactions this Agreement contemplates the Stockholder will consummate or (2) damages in connection with any such consummation.

            Section 5. SEVERAL NATURE OF OBLIGATIONS. The obligations of each Stockholder under this Agreement are several and not joint, or joint and several, with the obligations of any other Stockholder under this Agreement.

            Section 6. TERMINATION OF CERTAIN OBLIGATIONS. The obligations of each Stockholder under Sections 2 and 3 will terminate on the expiration of an Option Exercise Period during which Parent has not exercised its Purchase Options, but, except for termination on that occurrence, will continue in accordance with its terms notwithstanding any termination of the Acquisition Agreement. The obligations of each Stockholder under Section 3 will, if they have not terminated earlier in accordance with the preceding sentence, terminate at 5:00 p.m., Denver, Colorado time, on March 17, 2003.

            Section 7. NOTICES. All notices and other communications hereunder must be in writing and will be deemed given if delivered personally, telecopied or otherwise sent by means of electronic communications equipment (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as it has specified by like notice):

            (1) if to Parent, to it at

                        10111 Richmond Avenue
                        Suite 500
                        Houston, Texas 77042
                        Attention: Kathleen A. Hogenson

                        Telecopy No.: (713) 986-4216
                        Email: kathy.hogenson@santos.com

                  With a copy, which will not constitute notice for purposes hereof, to:

                        Baker Botts L.L.P.
                        910 Louisiana Street
                        Houston, Texas 77002-4995

                        Attention:  James DeMent

                       Telecopy: (713) 229-1816
                       Email: james.dement@bakerbotts.com

                  and

            (2) if to a Stockholder, to the address set forth opposite that Stockholder's name on the signature pages hereto.

            Section 8. CONSTRUCTION AND INTERPRETATION. (a) This Agreement uses the words "herein," "hereof" and "hereunder" and words of similar import to refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Section" and "Annex" refer to a Section of or Annex to this Agreement, unless it otherwise specifies. This Agreement uses the word "party" to refer to any original signatory hereto and its permitted successors and assigns under Section 12.

            (b) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

            (c) The word "including," and, with correlative meaning, the word "include," means including, without limiting the generality of any description preceding that word, and the words "shall" and "will" are used interchangeably and have the same meaning.

            (d) The language this Agreement uses will be deemed to be the language the parties have chosen to express their mutual intent, and no rule of strict construction will be applied against any party.

            (e) This Agreement includes captions for convenience of reference only, and these captions do not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

            Section 9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective as to any Stockholder when two or more counterparts have been signed by that Stockholder and Parent and delivered to each other, it being understood that to be binding on any Stockholder, no other Stockholder need sign this Agreement and Parent need not sign the same counterpart.

            Section 10. ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This
Agreement:

            (1) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and

            (2) except as Sections 3 and 4 otherwise provide, is not intended to confer on any Person other than the parties any rights or remedies hereunder.

            Section 11. PUBLICITY. (a) Each Stockholder hereby agrees that Parent and any of its Affiliates may publish and disclose in the Offer Documents and the information statement Section 7.01(c) of the Acquisition Agreement contemplates, and any other documents Parent or Sub files with the SEC in connection with the Offer or the Merger, the identity and ownership of Subject Shares by that Stockholder and the nature of that Stockholder's commitments, agreements and understandings under this Agreement.

            (b) Except as any applicable Governmental Requirement or the rules of the National Association of Securities Dealers, Inc. otherwise require, for so long as this Agreement is in effect, no Stockholder will, or will permit any of its Affiliates to, issue or cause the publication of any press release or other public announcement with respect to the transactions this Agreement contemplates without the consent of Parent, which consent Parent will not unreasonably withhold.

            Section 12. ASSIGNMENT; ASSUMPTION. (a) This Agreement and the rights, interests or obligations of the parties hereunder may not be assigned by any Stockholder, whether by operation of law or otherwise, without the prior written consent of Parent. Parent may assign its rights and interest hereunder against any Stockholder to any of its Affiliates, and any such assignee Affiliate may reassign those rights and interests to any other Affiliate of Parent, without the consent of that Stockholder, but any other such assignment to any other Person will require the prior written consent of that Stockholder, which consent that Stockholder will not unreasonably withhold. Subject to the preceding sentence, this Agreement will be binding on, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            (b) Each Stockholder that is an Entity will require the successor to that Entity's business and assets substantially as an entirety, whether by merger, consolidation, sale of assets or other transaction, to assume in writing that Stockholder's obligations hereunder.

            Section 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS

THEREOF THAT WOULD CAUSE THE LAWS OF ANY OTHER JURISDICTION TO APPLY; PROVIDED, HOWEVER, THAT SECTION 3 AND THE RIGHTS AND OBLIGATIONS THEREUNDER OF THE PARTIES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

            Section 14. EXERCISE OF RIGHTS AND REMEDIES. Except as this Agreement otherwise provides, no delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party will impair any such right, power or remedy, nor will it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor will any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

            Section 15. REFORMATION AND SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

            Section 16. REMEDIES CUMULATIVE. No right, remedy or election any provision of this Agreement gives will be deemed exclusive, but each will be cumulative with all other rights, remedies and elections available at law or in equity.

            Section 17. ENFORCEMENT. Each Stockholder agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, Parent will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement in the Appropriate Court, this being in addition to any other remedy to which Section 3, law or equity entitles Parent or any of its Affiliates. Each Stockholder will:

            (1) submit itself to the personal jurisdiction of the Appropriate Court with respect to any dispute that arises out of this Agreement or any transaction this Agreement contemplates;

            (2) not attempt to deny or defeat that personal jurisdiction by motion or other request for leave from any such court; and

            (3) not bring any action relating to this Agreement or any transaction this Agreement contemplates in any court other than the Appropriate Court.

In this Section 17, "Appropriate Court" means:

            (1) in the case of any dispute that arises under this Agreement or any transaction this Agreement contemplates, other than under Section 3 and the conduct that Section contemplates, the Appropriate Delaware Court; and

            (2) in the case of any dispute that arises under Section 3 or any conduct to which that Section relates, the civil district courts located in Harris County, Texas.

            Section 18. FURTHER ASSURANCES. At the request of Parent, each Stockholder will duly execute and deliver to Parent a signature page hereto together with the notarization of that Stockholder's signature by an appropriate notary public and such other documents as, in the good-faith judgment of Parent, are reasonably necessary or advisable to carry out more effectively other provisions and purposes of Section 3.

            The parties have signed this Agreement as of the date first written above.

                                         SANTOS AMERICAS AND
                                         EUROPE CORPORATION


                                         By:
                                             ---------------------------
                                             Kathleen A. Hogenson
                                             President

                                         STOCKHOLDERS
No. of Original Shares:  48,000
Aspect Resources, LLC
511 16th Street, Suite 300               By:
Denver, Colorado 80202                       ---------------------------
                                             Alex M. Cranberg


                                         ASPECT ENERGY, LLC

                                         BY: ASPECT MANGEMENT CORPORATION,
No. of Original Shares: 4,729,456              MANAGER
c/o Alex M. Cranberg
Aspect Resources, LLC                    BY:
511 16th Street, Suite 300                   ---------------------------
Denver, Colorado 80202                       ALEX M. CRANBERG
                                             PRESDIENT




No. of Original Shares:  132,754
Esenjay Exploration, Inc.
500 North Water, Suite 1100              By:
Corpus Christi, Texas 78471                  ---------------------------
                                             Michael E. Johnson

                                         ESENJAY PETROLEUM CORPORATION
No. of Original Shares:  4,896,415
c/o Michael E. Johnson
Esenjay Exploration, Inc.                By:
500 North Water, Suite 1100                  ---------------------------
Corpus Christi, Texas 78471                  Michael E. Johnson
                                             President


No. of Original Shares:  202,297
Esenjay Exploration, Inc.
500 Dallas, Suite 2920                   By:
Houston, Texas 77002                         ---------------------------
                                             David W. Berry

STATE OF __________                 ss.
                                    ss.
COUNTY/PARISH OF _______________    ss.


(Alabama)         I, _________________, a _________________, in and for the
                  above mentioned county and state, hereby certify that Michael
                  E. Johnson, whose name as president, of Esenjay Petroleum
                  Corporation, a corporation, is signed to the foregoing agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of the agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of such corporation.

(Louisiana)       On this the day of March, 2002, before me, __________________, the undersigned officer, personally appeared Michael E.
                  Johnson who acknowledged himself to be the president of Esenjay Petroleum Corporation, a corporation, and that he, as such president, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as president.

(Mississippi)     Personally appeared before me, the undersigned authority in and for the said county and state, on this ___ day of March, 2002, within my jurisdiction, the within named Michael E.
                  Johnson, who acknowledged that he is president of Esenjay
                  Petroleum Corporation, a Delaware corporation, and that for and on behalf of the corporation, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by the corporation so to do.

(Oklahoma)        This instrument was acknowledged before me on March __, 2002, by Michael E. Johnson, as president of Esenjay Petroleum
                  Corporation.

(Texas) This instrument was acknowledged before me on March __, 2002, by Michael E. Johnson, president of Esenjay Petroleum Corporation, a Delaware corporation, on behalf of said corporation.

            IN WITNESS WHEREOF, I have hereunto set my hand and official seal this _______ day of March, A. D. 2002.



                                          ___________________________________
                                          Signature
                                          Printed Name:

                                          Title of officer:


My commission or term of office expires on _______________.
[SEAL]

STATE OF __________                 ss.
                                    ss.
COUNTY/PARISH OF _______________    ss.


(Alabama)         I, _______________ , a _______________ , hereby certify that
                  Alex M. Cranberg, whose name is signed to the foregoing agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of the agreement, he executed the same voluntarily on the day the same bears date.

(Louisiana)       On this the ___ day of March, 2002, before me, , the
                  undersigned officer, personally appeared Alex M. Cranberg, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged he executed the same for the purposes therein contained.

(Mississippi)     Personally appeared before me, the undersigned authority in and for the said county and state, on this ___ day of March, 2002, within my jurisdiction, the within named Alex M.
                  Cranberg, who acknowledged that he executed the above and foregoing instrument.

(Oklahoma and
Texas) This instrument was acknowledged before me on March __, 2002, by Alex M. Cranberg.


            IN WITNESS WHEREOF, I have hereunto set my hand and official seal this _______ day of March, A.D. 2002.




                                          __________________________________
                                          Signature

                                          Printed Name:

                                          Title of officer:


My commission or term of office expires on _______________.

[SEAL]

STATE OF __________                 ss.
                                    ss.
COUNTY/PARISH OF _______________    ss.


(Alabama)         I, _______________ , a _______________ , hereby certify that
                  Michael E. Johnson, whose name is signed to the foregoing agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of the agreement, he executed the same voluntarily on the day the same bears date.

(Louisiana)       On this the ___ day of March, 2002, before me, , the
                  undersigned officer, personally appeared Michael E. Johnson, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged he executed the same for the purposes therein contained.

(Mississippi)     Personally appeared before me, the undersigned authority in and for the said county and state, on this ___ day of March, 2002, within my jurisdiction, the within named Michael E.
                  Johnson, who acknowledged that he executed the above and foregoing instrument.

(Oklahoma and
Texas) This instrument was acknowledged before me on March __, 2002, by Michael E. Johnson.

            IN WITNESS WHEREOF, I have hereunto set my hand and official seal this _______ day of March, A.D. 2002.




                                          ____________________________________
                                          Signature

                                          Printed Name:

                                          Title of officer:

My commission or term of office expires on _______________.

[SEAL]

STATE OF __________                 ss.
                                    ss.
COUNTY/PARISH OF _______________    ss.


(Alabama)         I, _______________ , a _______________ , hereby certify that
                  David W. Berry, whose name is signed to the foregoing agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of the agreement, he executed the same voluntarily on the day the same bears date.

(Louisiana)       On this the ___ day of March, 2002, before me, , the
                  undersigned officer, personally appeared David W. Berry, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged he executed the same for the purposes therein contained.

(Mississippi)     Personally appeared before me, the undersigned authority in and for the said county and state, on this ___ day of March, 2002, within my jurisdiction, the within named David W. Berry, who acknowledged that he executed the above and foregoing instrument.

(Oklahoma and
Texas) This instrument was acknowledged before me on March __, 2002, by David W. Berry.

            IN WITNESS WHEREOF, I have hereunto set my hand and official seal this _______ day of March, A.D. 2002.




                                          ________________________________
                                          Signature

                                          Printed Name:

                                          Title of officer:

My commission or term of office expires on _______________.

[SEAL]

STATE OF __________                 ss.
                                    ss.
COUNTY/PARISH OF _______________    ss.

(Alabama)         I, ___________________, hereby certify that Alex M. Cranberg whose name is signed to the foregoing conveyance, and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, he executed the same voluntarily on the day the same bears date.

(Louisiana)       On this ___ day of March, 2002, before me,
                  ___________________, the undersigned officer, personally appeared Alex M. Cranberg, known to me or satisfactorily proven to be the person whose name is subscribed as president for Aspect Management Corporation which is manager for Aspect
                  Energy, LLC, and acknowledged that he executed the same act of his limited liability company for the purposes therein contained.

(Mississippi)     Personally appeared before me, the undersigned authority in and for the said county and state, on this ___ day of March, 2002, within my jurisdiction, the within named Alex M.
                  Cranberg, who acknowledged that he is president of Aspect
                  Management Corporation which is manager for Aspect Energy, LLC and that in said representative capacity he executed the above and foregoing instrument, after first having been duly authorized so to do.

(Oklahoma)        This instrument was acknowledged before me on March __, 2002, by Alex M. Cranberg, as president of Aspect Management
                  Corporation which is manager for Aspect Energy, LLC.

(Texas) This instrument was acknowledged before me on March __, 2002, by Alex M. Cranberg, president of Aspect Management Corporation, as manager on behalf of Aspect Energy, LLC, a limited liability company.

            IN WITNESS WHEREOF, I have hereunto set my hand and official seal this _______ day of March, A.D. 2002.




                                          _________________________________
                                          Signature

                                          Printed Name:

                                          Title of officer:


My commission or term of office expires on _______________.

[SEAL]

                                     ANNEX A

                                ESCROW AGREEMENT


            Santos Americas and Europe Corporation ("Parent"), a Delaware corporation, the holders of outstanding common stock of Esenjay Exploration, Inc. (the "Company"), a Delaware corporation, to which this Escrow Agreement refers as "Stockholders" on the signature pages hereof (the "Stockholders") and ___________________________, as Escrow Agent ("Escrow Agent") hereby enter into this Escrow Agreement dated as of March ___, 2002

                              PRELIMINARY STATEMENT

            Parent and its subsidiary, ECM Acquisition Company ("Sub"), a Delaware corporation, have entered into an agreement dated as of March 17, 2002 with the Company (the "Acquisition Agreement"). On the terms and subject to the conditions the Acquisition Agreement contains, Parent will acquire the Company in a two-step transaction. The first step will be a tender offer by Sub for all the outstanding shares of the Company's common stock.

            The Stockholders collectively own approximately 52% of the shares of the Company's common stock issued and outstanding as of March 1, 2002. In order to induce Parent and Sub to enter into and thereafter perform their respective obligations under the Acquisition Agreement, the Stockholders have entered into a Stockholders Agreement dated as of March 17, 2002 (the "Stockholders Agreement") and an Option Agreement dated as of March 17, 2002 (the "Option Agreement").

                                    AGREEMENT

            In consideration of the premises and the covenants and other undertakings this Agreement contains, the parties, intending to be legally bound hereby, agree as follows:

1. Capitalized terms this Escrow Agreement uses, but does not define, have the meanings the Option Agreement or the Stockholders Agreement specifies.

2. Each Stockholder will deliver to Escrow Agent, against receipt therefor of the Escrow Agent, certificates registered in the name of that Stockholder, but endorsed in blank with signatures guaranteed, representing all that Stockholder's Subject Shares. Escrow Agent will hold and dispose of the certificates each Stockholder deposits with it hereunder in accordance with the terms hereof.

3. Each Stockholder hereby irrevocably appoints and designates Escrow Agent as the agent, representative and attorney-in-fact for and on behalf of that Stockholder to take any and all actions on behalf of that Stockholder to effect, in accordance with the Stockholders Agreement, a valid tender of that Stockholder's Subject Shares under and in accordance with the terms of the Offer. This power of attorney includes, without limitation, physical delivery of those certificates and the execution and delivery of a properly completed letter of transmittal and any other required documentation or instruments with respect thereto. If, prior to the acceptance for payment by Sub of Shares under the Offer,

                  (1) (A) Parent terminates the Acquisition Agreement under
            Section 9.01(a)(3) thereof or (B) the Company terminates the Acquisition Agreement under Section 9.01(a)(4) thereof, and

                  (2) Sub terminates the Offer,

Parent will give written notice of that termination and the date of termination of the Offer to Escrow Agent and cause the certificates representing the Subject Shares of each Stockholder that have been tendered under the Offer to be redelivered to Escrow Agent for redeposit into escrow hereunder. Following that redeposit, Escrow Agent will hold those certificates in its custody hereunder until it disposes of those certificates in accordance with Section 4 below.

            4. (a) If at any time during the Option Exercise Period Parent shall deliver to Escrow Agent written notice in the form of Exhibit 1 hereto of its exercise of the Purchase Options, together with immediately available funds in the aggregate amount of the Purchase Prices payable thereunder, Escrow Agent promptly will deliver the certificates representing all Subject Shares Parent has purchased on its exercise of the Purchase Options to Parent. Escrow Agent will, promptly following its receipt of those funds, deliver to each Stockholder, in accordance with that Stockholder's written wire transfer instructions, immediately available funds in the amount of the Purchase Price to which that Stockholder is entitled.

            (b) If during the Option Exercise Period Parent does not exercise the Purchase Options and purchase the Subject Shares subject thereto under
Section 4(a), Escrow Agent promptly will deliver to each Stockholder following the expiration of the Option Exercise Period the certificates representing that Stockholder's Subject Shares.

            5. Prior to the termination of this Escrow Agreement, Escrow Agent will vote all Subject Shares that it holds or has tendered under the Offer in accordance with the written instructions of Parent.

            6. Escrow Agent may resign by mailing its written notice of that resignation to the Stockholders and Parent; provided, however, that this resignation will not be effective until Parent shall have appointed a successor Escrow Agent and that successor shall have executed an Escrow Agreement substantially in the form hereof. Any successor escrow agent must be a national or state bank authorized to exercise corporate trust powers, and having a combined capital and surplus of at least $100,000,000. Escrow Agent will receive reasonable compensation for its services hereunder which Parent will pay or cause to be paid.

            7. Each of the Stockholders and Parent severally represents and warrants to the Escrow Agent that it has full right, power and authority to execute and deliver this Escrow Agreement.

            8. All notices, requests, claims, demands and other communications hereunder must be in writing and will be given (and will be deemed to have been duly received if so given) by personal delivery or facsimile, by mail (registered or certified mail, postage prepaid, return receipt requested), or by means of electronic communications equipment (which is confirmed) to the respective parties as follows:

            If to Parent, to it at:

            10111 Richmond Avenue
            Suite 500
            Houston, Texas 77042
            Attention: Kathleen A. Hogenson
            Telecopy No.: (713) 986-4216
            Email: kathy.hogenson@santos.com

            With a copy, which will not constitute notice for purposes hereof, to:

                  Baker Botts L.L.P.
                  910 Louisiana Street
                  Houston, Texas 77002-4995

                  Attention: James DeMent
                  Telecopy No.: (713) 229-1816
                  Email: james.dement@bakerbotts.com

            and

            If to a Stockholder, to that Stockholder's address set forth opposite that Stockholder's name on the signature pages hereto.

            If to Escrow Agent, to it at:

            ________________________________

            ________________________________

            ________________________________

            ________________________________

            ________________________________

            Attention: Corporate Trust Department


            9. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement, it being understood that to be binding on any Stockholder, no other Stockholder need sign this Agreement and Parent need not sign the same counterpart.

            10. Each Stockholder that is an Entity will require the successor to that Entity's business and assets substantially as an entirety, whether by merger, consolidation, sale of assets or other transaction, to assume in writing that Stockholder's obligations hereunder.

            11. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF THAT WOULD CAUSE THE LAWS OF ANY OTHER JURISDICTION TO APPLY.

            IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed on the date below written.

Dated:      March __, 2002

                                         SANTOS AMERICAS AND
                                         EUROPE CORPORATION


                                         By:
                                            --------------------------------
                                            Kathleen A. Hogenson
                                            President


                                         ESCROW AGENT



                                         -----------------------------------


                                         By:
                                             -------------------------------
                                             Name:
                                             Title:



                                         STOCKHOLDERS

Aspect Resources, LLC
511 16th Street, Suite 300               By:
Denver, Colorado 80202                       ------------------------------
                                             Alex M. Cranberg



                                         ASPECT ENERGY, LLC

                                         BY:  ASPECT MANGEMENT CORPORATION,
                                         MANAGER

c/o Alex M. Cranberg
Aspect Resources, LLC                    BY:
511 16th Street, Suite 300                   ------------------------------
Denver, Colorado 80202                       ALEX M. CRANBERG
                                             PRESDIENT



Esenjay Exploration, Inc.
500 North Water, Suite 1100              By:
Corpus Christi, Texas 78471                  -----------------------------
                                             Michael E. Johnson

                                         ESENJAY PETROLEUM CORPORATION


c/o Michael E. Johnson
Esenjay Exploration, Inc.                By:
500 North Water, Suite 1100                  ----------------------------
Corpus Christi, Texas 78471                  Michael E. Johnson
                                             President



Esenjay Exploration, Inc.
500 Dallas, Suite 2920                   By:
Houston, Texas 77002                         ----------------------------
                                             David W. Berry

                                                                       EXHIBIT 1


            [Letterhead of Santos Americas and Europe Corporation]



                             _______________, 200__



[ESCROW AGENT] (or any successor)


Ladies and Gentlemen:

            We refer to the Escrow Agreement, dated March __, 2002 among the undersigned, the Stockholders signatory thereto and you, as Escrow Agent. We hereby exercise the option to purchase such Subject Shares referred to in that Escrow Agreement and deliver herewith the Purchase Prices therefor.




                                          Very truly yours,


                                          SANTOS AMERICAS AND
                                          EUROPE CORPORATION


                                          By:
                                             ----------------------------------
                                             Name:
                                                  ----------------------------
                                             Title:
                                                   ---------------------------


            The undersigned, [Escrow Agent] (or successor), as Escrow Agent, acknowledges receipt of this and the Purchase Prices therefor.




                                          ------------------------------------
                                          Escrow Agent

                                     ANNEX B

                                NON-COMPETE AREA


The Non-Compete Area shall include the 3D project areas described in the table below, and further described, without limitation, on the plats attached hereto and made a part hereof, on Annexes B-1 through B-22, inclusive, INSOFAR AND ONLY INSOFAR as said 3D project areas cover (a) all lands and depths lying and being situated within the fixed geographic boundaries of the respective 3D seismic surveys, together with (b) all lands and depths lying situated within an area extending one and one-half (1.5) miles outside the exterior boundary of each 3D project area;

SAVE AND EXCEPT the following described lands and 3D project areas: (i) the Aspect Resources, LLC "Millenium" 3D seismic survey, Matagorda County, Texas, as depicted on Annex B-22 attached hereto; (ii) any portion of the one and one-half (1.5) mile extension described above from any adjoining 3D project area that may extend into the foregoing "Millenium" 3D survey area; (iii) all that part of Matagorda County, Texas, lying and being east of the Colorado River extending southerly and northerly from the exterior boundary of the foregoing "Millenium" 3D survey area as depicted on Annex B-22 attached hereto; and (iv) all lands and depths lying and being situated within Brazoria, Chambers, Galveston and Jefferson Counties, Texas, and Allen, Beauregard, Calcasieu and Jefferson Davis Parishes, Louisiana.

Notwithstanding the foregoing, it is understood and agreed that the Non-Compete Area contemplated herein shall not be applicable to any of the 3D project areas appearing on this Annex B as to any such area in which Stockholder has the present right, as of the date of this Option Agreement, to participate under the terms of a governing participation agreement, operating agreement, area of mutual interest, or the like (a "Governing Agreement"). In that event, the terms of the Governing Agreement shall control as between the affected parties hereto.


                                                                                    COMPANY         3D SQ.
PROJECT                       COUNTY                       OPERATOR                 INTEREST        MILES     VENDOR
-------                       ------                       --------                 --------        -----     ------
Allen Dome / Lafite           Brazoria                      Esenjay                 100.00%           53      Grant
Archie                        Chambers                      Aspect                   18.00%           14      Veritas
Blessing                      Matagorda                     Samedan                  33.90%           22      Veritas
Buckeye                       Matagorda                     Esenjay                  45.00%           40      Grant
Duncan Slough                 Matagorda                     Esenjay                 29 - 40%           8      Grant
                                                                                                      17      Grant

El Maton                      Matagorda                     Esenjay                  64.40%           29      Veritas
Geronimo                      San Patricio                  Esenjay                  42.00%           76      Veritas
Gillock                       Galveston                    AR / H&P                10 - 22.5%         70      Veritas
Houston Endowment             San Patricio/Aransas          Esenjay                  66.80%          66.82    Solid State
Larosa                        Refugio                       La Roco                  8.00%            25      unknown
Markham                       Matagorda                     Esenjay                 16 - 39%           5      Grant
Midfield                      Matagorda                     Esenjay                  62.50%           21      Veritas


                                                                                    COMPANY         3D SQ.
PROJECT                       COUNTY                       OPERATOR                 INTEREST        MILES     VENDOR
-------                       ------                       --------                 --------        -----     ------
Piledriver                    Chambers                      Esenjay                  62.50%            2      Western
Powderhorn                    Calhoun                        Prime                   15.00%           30      Veritas
Raymondville                  Willacy                        Cody                    9.42%            62      Grant
Raymondville Extension                                                               30.00%                   unknown
S. W. Pheasant                Calhoun                       Aspect                   75.00%           10      unknown
Smith Point                   Galveston                   Rutherford                 7.50%            80      Veritas
Tidehaven                     Matagorda                     Esenjay               28 - 57.75%         28      Veritas
Wolf Point                    Calhoun                       Esenjay                  45.50%            8      unknown
                                                                                                       -
                                                                                                    666.82

Gila Bend                     Karnes                        Esenjay                  14.70%           16      unknown
Hagist Ranch                  Duval/McMullen                Esenjay                  90.00%           10      Western
Hall Ranch                    Karnes                        Esenjay                  66.50%           57      Western
Hordes Creek                  Goliad                        Esenjay                  28.50%           25      Vanguard
Mikeska                       Live Oak                      Esenjay                  47.37%           32      Seitel
Orangedale                    Bee                           Esenjay                  50.00%           10      Seitel
Riverdale                     Goliad                         Ocean                   25.00%           23      Western
Thomaston                     Dewitt                        Esenjay                                   54      unknown
Verdad                        Karnes                        Esenjay                  25.00%           55      Western
                                                                                                      --
                                                                                                      282

Big Hill  / Stowell           Jefferson                     Aspect                  16 - 33%          56      Veritas
Cheek                         Jefferson                      H & P                   12.50%           48      Veritas
Lovells Lake                  Jefferson                      H & P                   12.50%           65      Veritas
Lox "B"                       Jefferson                       HS                     25.00%           62      Veritas
West Beaumont                 Jefferson                       LAG                    7.67%            23      Veritas
West Port Acres               Jefferson                       HS                     12.50%           21      Veritas
                                                                                                      --
                                                                                                      275

Four Isle Dome                Terrebonne Ph.               Phillips                  5.00%            80      Western
Lapeyrouse                    Terrebonne Ph.                Harken                 12-46.875%         35      unknown
                                                                                                      --
                                                                                                      115

Fulton                        Beau. / Calc. Ph.               CPC                    25.00%           85      unknown
Howard's Creek                Beauregard Ph.                  CPC                    25.00%           88      Grant
Inez                          Jackson                       Esenjay                  28.00%           10      Seitel
Papalote                      Bee / San Patricio            Esenjay                  34.12%           98      Western
                                                                                                      281

E. Texas Pinnacle Reef        (several)                     Esenjay                   N/A             400     unknown
Lipsmacker                    Choctaw, AL                   Esenjay                  44.00%           73      USA
Thompson Creek                Wayne, MS                     Esenjay                  93.50%           12      CGG
                                                                                                      --
                                                                                                      485

High Island Blk 154           TX st. Offshore              Fairways                  20.00%           12      unknown
                                                                                                      --
                                                                                                      12

                                                                                     TOTAL           2,117

                                                                       EXHIBIT C

                                   DEFINITIONS

          This Exhibit is Exhibit C to the Agreement dated as of March 17, 2002 among Santos Americas and Europe Corporation, ECM Acquisition Company and Esenjay Exploration, Inc., each of which is a Delaware corporation (this "Agreement"). The following terms this Agreement uses have the meanings this Exhibit assigns to them.

          "Acquisition Proposal" means any inquiry, proposal or offer from any Person relating to:

               (1) any direct or indirect acquisition or purchase, other than the Offer and the Merger or any other Takeover Transaction by Parent or any Affiliate of Parent, by means of a Takeover Transaction or otherwise, of (A) a substantial amount of assets of any Company Entity or (B) 15% or more of any class of equity securities of any Company Entity; or

               (2) any other transaction the consummation of which reasonably
          (A) could be expected to impede, interfere with, prevent or materially delay the Offer or the Merger or (B) would be expected to dilute materially the benefits to Parent of the transactions this Agreement contemplates.

          "Affiliate" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. This definition uses "control" to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of Capital Stock or other securities of that Person, by contract or otherwise.

          "Agreement" means this Agreement, including Exhibit C, the Schedules and the Company Disclosure Letter, as each of the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

          "Anti-Parent Takeover Measure" means:

               (1) any measure having or purporting to have, in the event the Company terminates this Agreement under Section 9.01(a)(4), a deterrent effect on the ability of Parent or any Affiliate of Parent to consummate the Offer or otherwise effect a Takeover Transaction thereafter, including any "poison pill" rights plan, any provision in any Charter Document which imposes supermajority, class or series voting requirements or restricts or may otherwise adversely affect the ability of a holder of a majority of the shares of outstanding Common Stock to propose or effect action by the stockholders of the Company or any transaction with any Company Entity, including any provision in the terms of any class or series of Preferred Stock; and

               (2) any provision that at any time is any more restrictive than
          Section 6.02(a) on the ability of the Company and its Representatives to solicit, initiate or encourage, including by way of furnishing information, or to take any other action to facilitate, a Takeover Transaction by Parent or any Affiliate of Parent.

          "Applicable Baker Botts Office" means the office of Baker Botts L.L.P. located at 910 Louisiana Street, Houston, Texas 77002.

          "Applicable Filing Office" means the Secretary of State of the State of Delaware.

          "Appraisal Statute" means Section 262 of the DGCL.

          "Appropriate Delaware Court" means:

               (1) the Court of Chancery in and for New Castle County in the State of Delaware; or

               (2) if that court lacks subject-matter jurisdiction, any appropriate state or federal court in New Castle County, Delaware.

          "Benefit Plan" means each of the following which any Company Entity has maintained, is maintaining or is required to maintain or to which any Company Entity has contributed, is contributing or is required to contribute, in each case for the benefit of any present or former employee, officer or director of any Company Entity:

               (1) each "employee pension benefit plan" (as Section 3(2) of ERISA defines that term) (hereinafter, a "Pension Plan");

               (2) each "employee welfare benefit plan" (as Section 3(1) of ERISA defines that term) (hereinafter, a "Welfare Plan"); and

               (3) each other arrangement, plan, policy, program or practice, written or oral relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits.

          "Capital Stock" means, with respect to:

               (1) any corporation, (A) any share, or any depositary receipt or other certificate representing any share, of any equity ownership interest in that corporation and (B) any other security possessing voting rights with respect to matters on which holders of the corporation's Capital Stock are entitled to vote; and

               (2) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent, however designated, of an equity interest in that Entity.

          "Certificate" means any stock certificate formerly representing Converted Shares as of the Effective Time.

          "Certificate of Merger" means the certificate of merger respecting the Merger which contains the information the DGCL requires to effect the Merger.

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

          "Charter Documents" means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time:

               (1) the articles or certificate of formation, incorporation or organization or the equivalent organizational documents, of that Entity;

               (2) the bylaws or limited liability company agreement or regulations, or the equivalent governing documents, of that Entity; and

               (3) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that Entity's Capital Stock.

          "Closing Date" has the meaning Section 2.04 specifies.

          "Code" means the Internal Revenue Code of 1986.

          "Common Stock" means the common stock, par value $.01 per share, of the Company.

          "Company" has the meaning first paragraph hereof specifies.

          "Company Board" means the board of directors of the Company, and references herein to the "whole" Company Board at any time are to the total authorized members of the Company Board at that time, including any vacancies.

          "Company Disclosure Letter" means the disclosure letter the Company delivered to Parent prior to the execution of this Agreement and in which the Company provided the information Article Four describes it as so providing and took exception to various of its representations and warranties in Article Four.

          "Company Entity" means at any time the Company or any Entity that is a Subsidiary of the Company at that time.

          "Company Financial Advisor" means Hibernia Southcoast Capital LLC.

          "Company Material Adverse Effect" means, with respect to the consequences of any fact or circumstance, including the occurrence or non-occurrence of any event, that the fact or circumstance has caused, is causing or reasonably could be expected to cause, directly, indirectly or consequentially, individually or in the aggregate with all other facts and circumstances qualified as to materiality, damage or loss to, including under Environmental Laws, any Company Entity or combination of Company Entities that is Material to the Company Entities.

          "Confidential Information" means, with respect to any Person, all trade secrets and other confidential, nonpublic or proprietary information of that Person, including information derived from reports, investigations, research, reserve studies, seismic or other geophysical or geological work, work in progress, codes, marketing and sales programs, customer lists, records relating to past production service provided to customers, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, present and future business plans, confidential filings with any Governmental Authority and all other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person respecting any aspect of its business.

          "Converted Shares" means:

               (1) Shares that have converted into the right to receive the Merger Consideration under Section 3.01(a)(3); and

               (2) Dissenting Shares that will be deemed under Section 3.01(a)(4) to have so converted.

          "Credit Agreement" means the second amended and restated credit agreement dated as of August 13, 2001 between the Company and Deutsche Bank AG New York Branch, as in effect on the date hereof.

          "Current Audited Balance Sheet Date" means December 31, 2000.

          "Current Bonus Plan" means, collectively, the 2000 Bonus Pay Plan and the 2001 Bonus Pay Plan of the Company.

          "Current Audited Financial Statements" means the audited consolidated financial statements of the Company and its Subsidiaries as of the Current Audited Balance Sheet Date and for the period of two years then ended, including the notes thereto and the related audit report of Deloitte & Touche LLP.

          "DGCL" means the General Corporation Law of the State of Delaware.

          "Derivative Securities" of a specified Entity means any Capital Stock, debt security or other Indebtedness of the specified Entity or any other Person which is convertible into or exchangeable for, or any option, warrant or other right to acquire:

               (1) any unissued Capital Stock of the specified Entity; or

               (2) any Capital Stock of the specified Entity which that Entity issued and holds directly or indirectly as treasury Capital Stock.

          "D&O Insurance" means directors' and officers' liability insurance.

          "Dissenting Share" means any share of Common Stock issued and outstanding immediately prior to the Effective Time as to which its then holder of record then is entitled to an appraisal of its fair value under the Appraisal Statute.

          "Effective Time" means the time as of which the Merger becomes effective under the DGCL.

          "Eligible Securities" means equity or debt securities:

               (1) of which no Company Entity is an issuer; and

               (2) which are not convertible into, exchangeable for or exercisable to purchase or otherwise acquire any securities of which any Company Entity is an issuer.

          "Entity" means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

          "Environmental Laws" means any and all Governmental Requirements relating to the environment or public or worker health or safety, including ambient air, surface water (including water management and runoff), land surface or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including Solid Wastes, Hazardous Wastes or Hazardous Substances) or noxious noise or odor into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material, volatile organic compounds and polychlorinated biphenyls).

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA Affiliate" means, with respect to any specified Person at any time, any other Person, including an Affiliate of the specified Person, that is, or at any time within six years of that time was, a member of any ERISA Group of which the specified Person is or was a member at the same time.

          "ERISA Group" means any "group of organizations" within the meaning of
     Section 414(b), (c), (m) or (o) of the Code or any "controlled group" (as
     Section 4001(a)(14) of ERISA defines that term).

          "Exchange Act" means the Securities Exchange Act of 1934.

          "Expiration Date" means 12:00 midnight, New York City time, on the date on which the Offer will expire, which date will be:

               (1) the 20th business day from the Offer Commencement Date; or

               (2) such later date as Sub may designate in accordance with the Exchange Act:

                    (A) with the prior written consent of the Company; or

                    (B) without the prior written consent of the Company if
               Section 1.01(b) so permits.

          "Filed SEC Documents" means all SEC Documents filed with and publicly available for inspection by the SEC on its website prior to the date of this Agreement.

          "GAAP" means, as applied to any financial statements, generally accepted accounting principles and practices in the United States as in effect from time to time which:

               (1) have been concurred in by independent public accountants; and

               (2) have been or are applied on a basis consistent, except for changes concurred in by independent public accountants, with the most recent audited financial statements the Filed SEC Documents include.

          "Governmental Approval" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

          "Governmental Authority" means:

               (1) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government;

               (2) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account; and

               (3) for purposes of Section 4.11, any arbitrator or mediator having the power to bind the parties to an arbitration or alternative dispute resolution proceeding.

          "Governmental Requirement" means at any time any obligation or requirement:

               (1) under any law including common law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time;

               (2) included in any issued Governmental Approval at that time; or

               (3) resulting from binding arbitration or mediation at that time.

          "Independent Director" means:

               (1) any individual who: (A) is a director of the Company on the date of this Agreement; (B) is not an officer or employee of any Company Entity; and (C) has been designated by the Company Board by written notice to Parent as a director who will continue to serve as a member of the Company Board for purposes of this Agreement; or

               (2) If any individual clause (1) above describes as an Independent Director ceases to be a member of the Company Board for any reason, any individual who: (A) is not an officer, director, employee or Affiliate of any Company Entity or Parent or any of its Affiliates; and (B) is elected by the Company Board to fill the resulting vacancy.

          "IRCA" means the Immigration Reform and Control Act of 1986.

          "IRS" means the Internal Revenue Service.

          "LIP" means the "Esenjay Exploration, Inc. Long-Term Incentive Plan" as in effect on November 1, 1999 and on the date of this Agreement.

          "Material" means, as applied to any Person or the Company Entities, material to the business, operations, property or other assets, liabilities, financial condition, results of operations or prospects of that Person and its Subsidiaries considered as a whole or the Company Entities considered as a whole, as the case may be.

          "Merger" means the merger of Sub or its assignee permitted hereby with and into the Company:

               (1) on the terms and subject to the conditions this Agreement sets forth; or

               (2) if this Agreement has been earlier terminated and Sub thereafter consummates the Offer, on the terms and subject to the conditions that would have been applicable if this Agreement had remained in effect.

          "Merger Consideration" means the Offer consideration per Share Sub pays for Shares it purchases in the Offer, without interest.

          "Minimum Tender Condition" means the condition to the Offer that there shall be validly tendered and not properly withdrawn prior to the expiration of the Offer the number of Shares which, together with the Shares Sub, Parent and Parent's other direct and indirect Subsidiaries own, would represent at least a majority of all outstanding Shares on a fully diluted basis on the date of purchase.

          "Multiemployer Plan" means a "multiemployer plan," as Section 4001(a)(3) of ERISA, Section 414 of the Code or Section 3(37) of ERISA defines that term.

          "New Common Stock" means the common stock, per value $.001 per share, of the Surviving Corporation.

          "Offer" means the offer of Sub to purchase all outstanding Shares that Parent does not already own, directly or indirectly through its Subsidiaries, for:

               (1) the price of $2.84 per Share, net to the seller in cash and without interest thereon; or

               (2) such greater consideration per Share, if any, as Sub may, in its sole discretion, offer in the Offer Documents to pay for each of those Shares.

          "Offer Commencement Date" means the date on which Sub commences the Offer under Section 1.01(a).

          "Offer Conditions" means the conditions of the Offer which Exhibit D contains, as those conditions may be amended or supplemented from time to time:

               (1) in accordance with Section 1.01(b) until such time, if ever, as any party terminates this Agreement under Article Nine; and

               (2) if any party terminates this Agreement under Article Nine, in accordance with Section 1.01(a) after that termination.

          "Offer Documents" means the offer to purchase to be dated on or about the Offer Commencement Date of Sub and the related letter of transmittal and other documents ancillary to the Offering the Schedule TO includes as of the Offer Commencement Date, as those documents thereafter may be amended or supplemented from time to time.

          "Option" means any option to purchase Common Stock which has been granted under any of the Option Plans and remains outstanding on the date of this Agreement.

          "Option Agreement" means the option agreement dated the date of this Agreement in the form Exhibit B includes.

          "Option Grantors" means the Persons named as "Stockholders" by the Option Agreement.

          "Option Plan" means collectively the "Frontier Natural Gas Corporation Employee Option Plan -- 1997" and the LIP.

          "Parent" has the meaning the first paragraph hereof specifies.

          "Parent Entity" means Parent, Sub or any Entity that is a Subsidiary of Parent.

          "Paying Agent" means at any time the bank or trust company acting as Parent's paying agent at that time in connection with the exchange of Certificates for the Merger Consideration.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" has the meaning the definition of "Benefit Plan" herein specifies.

          "Permitted Investments" means:

               (1) at the time of purchase or other acquisition by any Company Entity,

                   (A) obligations issued or guaranteed by the United States of
               America with a remaining maturity not exceeding one year,

                   (B) commercial paper with maturities of not more than 270
               days and a published rating of not less than A-1 by S&P or P-1 by Moody's and

                   (C) certificates of deposit and bankers' acceptances having maturities of not more than one year of any commercial bank or trust company if (1) that bank or trust company has a combined capital and surplus of at least $500,000,000 and (2) its unsecured long-term debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A-by S&P or A3 by Moody's; and

               (2) other extensions of credit made by any Company Entity to its customers in the ordinary course of its business and consistent with its past practices.

          "Person" means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority or, for the purpose of the definition of "ERISA Affiliate," any trade or business.

          "Preferred Stock" means the preferred stock, par value $.01 per share, of the Company.

          "Prohibited Transaction" means any transaction either Section 4975 of the Code or Section 406 of ERISA prohibits and neither Section 4975 of the Code nor Section 408 of ERISA exempts.

          "Proprietary Rights" means:

               (1) patents, applications for patents and patent rights;

               (2) in each case, whether registered, unregistered or under pending registration, trademark rights, trade names, trade name rights, corporate names, business names, trade styles or dress, service marks and logos and other trade designations and copyrights; and

               (3) in the case of any Company Entity, all agreements relating to the technology, know-how or processes used or held for use in any business of any Company Entity.

          "Qualified Plans" has the meaning Section 4.09 specifies.

          "Relevant Representation" has the meaning Section 4.14 specifies.

          "RCRA" means the Resource Conservation and Recovery Act of 1976.

          "Reportable Event" means, with respect to any Pension Plan:

               (1) the occurrence of any of the events set forth in Section 4043(b) or (c) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4062(e) or 4063(a) of ERISA with respect to that plan;

               (2) any event requiring any Company Entity to provide security to that plan under Section 401(a)(29) of the Code; or

               (3) any failure to make a payment Section 412(m) of the Code requires with respect to that plan.

          "Representatives" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants, including independent certified public accountants, advisors, attorneys, consultants or other agents of that Person, or any other representatives of that Person or of any of those directors, officers, employees, Affiliates, accountants, advisors, attorneys, consultants or other agents.

          "Royalty" includes any payment attributable to any royalty, overriding royalty or other interest in oil and gas properties and payments any contractual arrangement or applicable Governmental Approval or Governmental Requirement may require which are attributable to the production of natural resources and owed to a federal, state or local Governmental Authority or otherwise, including all interest, penalties and additions imposed with respect to the amount of those payments.

          "Royalty Return" means, as originally filed or as thereafter amended, any federal, state or local declaration, form, information return, report, return or statement relating to Royalties.

          "Savings Plan" means Esenjay Employee Savings Plan as in effect on the date of this Agreement and since October 1, 1998.

          "Schedule 14D-9" means a Solicitation/Recommendation Statement on Exchange Act Schedule 14D-9 of the Company, as filing person, which contains, among other information respecting the Company and the Offer, the recommendations of the Company Board to which Section 1.02(b) refers, as originally filed with the SEC under the Exchange Act and, after that filing, as amended from time to time.

          "Schedule TO" means a Tender Offer Statement on Exchange Act Schedule TO of Parent and Sub, as filing persons, which contains, among other information and documents respecting Parent, Sub and the Offer, the Offer Documents, as originally filed with the SEC under the Exchange Act and, after that filing, as amended from time to time.

          "SEC" means the Securities and Exchange Commission.

          "SEC Documents" means at any time all forms, registration and other statements reports, schedules, exhibits and other documents relating to periods beginning or transactions or other events occurring on or after January 1, 1999 which the Exchange Act or the Securities Act has required the Company or any other Company Entity to file with the SEC at or prior to that time.

          "Section 203 Restrictions" means the provisions of Section 203 of the DGCL which impose conditions to or restrictions on "business combinations" by Delaware corporations with their "interested stockholders" (the quoted terms having the meanings Section 203 specifies).

          "Securities Act" means the Securities Act of 1933.

          "Severance Plan" means the Company's severance compensation plan known as the "Esenjay Exploration, Inc. Employee Incentive and Severance Protection Plan," as adopted effective as of February 21, 2001 and as thereafter amended, modified or supplemented prior to the date of this Agreement.

          "Shares" means at any time the outstanding shares of Common Stock.

          "Solid Wastes, Hazardous Wastes or Hazardous Substances" have the meanings ascribed to those terms in CERCLA, RCRA or any other Environmental Law applicable to the business or operations of any Company Entity which imparts a broader meaning to any of those terms than does CERCLA or RCRA.

          "Stockholders" means the Persons named as "Stockholders" by the Stockholders Agreement.

          "Stockholders Agreement" means the stockholders agreement dated the date of this Agreement in the form Exhibit A includes.

          "Sub" has the meaning the first paragraph hereof specifies.

          "Subsidiary" of any specified Person at any time means any Entity a majority of the Capital Stock of which the specified Person owns or controls at that time, directly or indirectly, through another Subsidiary of the specified Person.

          "Superior Takeover Proposal" means any bona fide written Acquisition Proposal from any Person relating to any direct or indirect purchase or other acquisition by any Person, other than Parent or an Affiliate of Parent, of the entire equity interest in the Company which that Person does not already own or the business and assets of the Company substantially as an entirety in a Takeover Transaction which:

               (1) is for a Takeover Consideration to the holders of the Common Stock and is otherwise on terms which the Company Board determines in the good faith of its members and on the basis of written advice of the Company Financial Advisor, and taking into account all legal, financial, regulatory and other aspects of that proposal and the Person making that proposal, would, if consummated, be more favorable, from a financial point of view, to those holders than the Offer and the Merger and is reasonably likely to be consummated without undue delay; and

               (2) does not include or otherwise provide for or contemplate, directly or indirectly, the adoption by any Company Entity of, or any commitment by any Company Entity to perform, any Anti-Parent Takeover Measure.

          "Surviving Corporation" means the corporation surviving the Merger.

          "Takeover Consideration" means:

          (1) cash;

          (2) Eligible Securities; or

          (3) any combination of cash and Eligible Securities.

          "Takeover Transaction" means any one of the following or any combination of one or more of the following in a series of related transactions: any merger, consolidation, business combination, sale of assets, tender or exchange offer, share exchange, conversion, recapitalization, redemption, liquidation, dissolution or similar transaction involving any Company Entity.

          "Tax" or "Taxes" means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges or assessments of any nature whatever imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

          "Termination Event" means, with respect to any Pension Plan:

               (1) any Reportable Event with respect to that plan which is likely to result in the termination of that plan;

               (2) the termination of, or the filing of a notice of intent to terminate, that plan or the treatment of any amendment to that plan as a termination under Section 4041(c) of ERISA; or

               (3) the institution of proceedings to terminate, or the appointment of a trustee to administer, that plan under Section 4042 of ERISA.

          "Termination Fee" means cash in the amount of $3,000,000.

          "TSIP" means the "Esenjay Exploration, Inc. Targeted Sales Incentive Plan" as in effect on February 21, 2001 and on the date of this Agreement.

          "Warrant" means any warrant to purchase or otherwise acquire Common Stock from the Company or any other Company Entity which has been created and is outstanding on the date of this Agreement.

          "Welfare Plan" has the meaning the definition of "Benefit Plan" herein specifies.

                                End of Exhibit C

                                                                       EXHIBIT D

                                OFFER CONDITIONS

          This Exhibit is Exhibit D to the Agreement dated as of March 17, 2002 among Santos Americas and Europe Corporation, ECM Acquisition Company and Esenjay Exploration, Inc., each of which is a Delaware corporation (the "Agreement"). Capitalized terms this Exhibit uses, but does not define, have the meanings the Agreement specifies.

          Notwithstanding any other term of the Offer or the Agreement, Sub will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Exchange Act Rule 14e-l(c), which relates to Sub's obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer, to pay for, and may postpone the acceptance for payment of and payment for, Shares tendered, and, except as the Agreement otherwise provides, terminate the Offer as to any Shares not then paid for if there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which would satisfy the Minimum Tender Condition.

          Moreover, notwithstanding any other term of the Offer or the Agreement, Sub will not be required to commence the Offer, accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may terminate or amend the Offer, with or without the consent of the Company as the Agreement provides, or if, at any time on or after the date of the Agreement and before the acceptance of Shares for payment or the payment therefor, any of the following conditions exists:

          (a) there shall be pending any suit, action or proceeding by any Governmental Authority, or pending any suit, action or proceeding that has a reasonable likelihood of success by any other Person:

              (1) seeking to restrain, prohibit or make illegal or materially more costly the making or consummation of the Offer or the Merger or any other transactions contemplated by the Agreement (collectively, the "Transactions");

              (2) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Affiliates of any material portion of the business or assets of the Company, Parent or any of their respective Affiliates, or to compel the Company, Parent or any of their respective Affiliates to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective Affiliates, as a result of the Offer, the Merger or any other Transaction;

              (3) seeking to impose limitations that in the aggregate are material on the ability of Parent or Sub or any Affiliate of Parent to acquire or hold, or exercise full rights of ownership of, any Shares, including the right to vote the Shares purchased or otherwise acquired by it on all matters properly presented to the stockholders of the Company;

              (4) seeking to prohibit Parent or any of its Affiliates from effectively controlling in any material respect the business or operations of the Company; or

              (5) that otherwise reasonably could be expected to have a Company Material Adverse Effect;

          (b) any statute, rule, regulation, legislation, interpretation, judgment, order or injunction shall be enacted, entered, enforced, promulgated, amended or issued with respect to, or deemed applicable to, or any consent or approval withheld with respect to, (1) Parent, the Company or any of their respective Affiliates or (2) the Offer, the Merger or any other Transaction, in either case by any Governmental Authority that is reasonably likely to result, directly or indirectly, in any of the consequences to which paragraph (a) above refers;

          (c) (1) it shall have been publicly disclosed, or Parent shall have otherwise learned, that beneficial ownership, determined for the purposes of this paragraph under Exchange Act Rule l3d-3, of more than 15% of the Shares has been acquired by another Person that is not a Stockholder or (2) the Company Board or any committee thereof shall have:

              (A) withdrawn or modified the approval or recommendation of the Company Board of the Offer, including by amendment of the Schedule 14D-9, in a manner adverse to Parent or Sub;

              (B) approved or recommended to the stockholders of the Company an Acquisition Proposal, determined that an Acquisition Proposal is a Superior Takeover Proposal or announced its intention to enter into an agreement with respect to an Acquisition Proposal;

              (C) approved or recommended that the stockholders of the Company tender their Shares into any tender offer or exchange offer that is an Acquisition Proposal or is related thereto; or

              (D) resolved to do any of the foregoing;

          (d) the Company shall have breached any of its representations and warranties in the Agreement prior to their termination which (1) are qualified as to materiality or a Company Material Adverse Effect or (2) are not so qualified if, as a result of all breaches thereof, a Company Material Adverse Effect has occurred or reasonably could be expected to occur;

          (e) there shall have occurred any changes, conditions, events or developments that have had, or reasonably could be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

          (f) there shall have occurred or been threatened:

               (1) any material change in Australian currency exchange rates relative to United States currency exchange rates or a suspension of, or limitation on, the markets therefor;

               (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

               (3) any limitations, whether or not mandatory, by any government or governmental authority, domestic, foreign or supranational, on, or other event that might affect the extension of credit by banks or other lending institutions;

          (g) the Company shall have breached in any material respect any material agreement or covenant of the Company under the Agreement;

          (h) the Parent shall not have received environmental site assessment reports from each of (1) Cornerstone Environmental Services, Inc., covering 12 of the Company's operating wells and (2) Anderson Environmental Services, Inc., covering the Company's remaining operating wells, in each case in form and substance satisfactory to Parent in its sole discretion;

          (i) the auditor's report to the audited consolidated financial statements of the Company for the year ended December 31, 2001, shall not have contained any reservation, qualification or non-standard disclosure; or

          (j) the Agreement shall have been terminated in accordance with its terms;

in each case which, and regardless of the circumstances giving rise to any such condition, including any action or inaction by Parent or any of its Affiliates, makes it inadvisable, in the good-faith judgment of Parent, to proceed with such acceptance for payment or payment.

          The foregoing conditions are for the sole benefit of Sub and Parent. Sub or Parent may assert any of those conditions regardless of the circumstances giving rise thereto or may waive any of those conditions in whole or in part at any time and from time to time in its sole discretion; provided, however, that the Minimum Tender Condition may not be waived without the prior written consent of the Company. The failure by Parent, Sub or any other Affiliate of Parent at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances and each such right will be deemed an ongoing right that may be asserted at any time and from time to time. Any determination by Parent with respect to the foregoing conditions will be final and binding on all parties.

                                End of Exhibit D